UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MARVELL TECHNOLOGY GROUP LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MARVELL TECHNOLOGY GROUP LTD.

May 14, 2013

Dear Fellow Shareholders:

You are cordially invited to attend the 2013 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, scheduled to be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 26, 2013 at 4:00 p.m. Pacific time.

As described in the accompanying notice of annual general meeting of shareholders and proxy statement, shareholders will be asked to (1) vote on the election of five directors, each for a term of one year; (2) conduct an advisory (non-binding) vote to approve named executive officer compensation; and (3) re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 1, 2014. Directors and executive officers will be present at the annual general meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are pleased to furnish these proxy materials to shareholders over the Internet rather than in paper form. We believe these rules allow us to provide our shareholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and our carbon footprint.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the annual general meeting, please submit your proxy as soon as possible. On or about May 15, 2013, we mailed our shareholders a notice containing instructions on how to access our proxy materials and submit their proxy electronically over the Internet. The notice also included instructions on how you can receive a paper copy of your proxy materials, including the notice of the annual general meeting, proxy statement and proxy card. If you received your proxy materials by mail, the notice of the annual general meeting, proxy statement and proxy card from our board of directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to our proxy materials on the Internet.

All shareholders of record on April 29, 2013 are invited to attend the annual general meeting. Only shareholders and persons holding proxies from shareholders may attend the meeting. If you are a shareholder of record, please bring a form of personal identification to be admitted to the meeting. If your shares are held in the name of your broker, bank or other nominee and you plan to attend the meeting, you must present proof of your beneficial ownership of those shares as of the record date, such as a bank or brokerage account statement or letter, together with a form of personal identification, to be admitted to the meeting.

On behalf of our board of directors and all of our employees, I wish to thank you for your continued support.

Sincerely,

/s/ Dr. Sehat Sutardja

Dr. Sehat Sutardja

DR. SEHAT SUTARDJA

Chairman of the Board,

President and Chief Executive Officer

MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 26, 2013

The 2013 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, is scheduled to be held on June 26, 2013, at 4:00 p.m. Pacific time. The annual general meeting of shareholders (the “annual general meeting”) will take place at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054.

The purposes of the annual general meeting are:

1. To elect five directors, who will hold office for a one-year term until the 2014 annual general meeting of shareholders or until their respective successors are duly elected;

2. To conduct an advisory (non-binding) vote to approve named executive officer compensation; and

3. To re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 1, 2014.

If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

We will also lay before the meeting our audited financial statements for the fiscal year ended February 2, 2013 pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and our Third Amended and Restated Bye-Laws.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual general meeting. None of the proposals requires the approval of any other proposal to become effective.

We have established the close of business on April 29, 2013 as the record date for determining those shareholders entitled to notice of and to vote at the annual general meeting or any adjournment or postponement thereof. Only holders of common shares, par value $0.002 per share, as of the record date are entitled to notice of and to vote at the annual general meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend the annual general meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised. If you attend the annual general meeting and vote in person, your proxy will not be used.

Your board of directors recommends that you vote FOR the board’s nominees for Director, FOR the approval of our named executive officer compensation and FOR the approval of our auditors and independent registered public accounting firm.

Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the annual general meeting in person, it is important that your shares be represented and voted at the annual general meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.

This notice incorporates the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dr. Sehat Sutardja

Dr. Sehat Sutardja

DR. SEHAT SUTARDJA

Chairman of the Board of Directors,

President and Chief Executive Officer

Santa Clara, California

May 14, 2013

Page
Introduction	1

Information Regarding the Annual General Meeting	1

Questions and Answers About our Annual General Meeting	2

Presentation of Financial Statements	7

Proposal No. 1: Election of Directors	8

Board of Directors and Committees of the Board	9

Executive Compensation Committee Interlocks and Insider Participation	21

Executive Compensation	22

Security Ownership of Certain Beneficial Owners and Management	47

Related Party Transactions	49

Report of the Audit Committee	51

Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation	53

Proposal No. 3: Re-Appointment of Auditors and Independent Registered Public Accounting Firm, and Authorization of the Audit Committee to Fix Remuneration	55

Information Concerning Independent Registered Public Accounting Firm	55

Future Shareholder Proposals and Nominations for the 2014 Annual General Meeting	57

Section 16(a) Beneficial Ownership Reporting Compliance	57

Other Matters	58

Annual Report On Form 10-K	58

MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 26, 2013

INTRODUCTION

These proxy materials are furnished in connection with the solicitation by the board of directors of Marvell Technology Group Ltd., a Bermuda company, of proxies for use at our 2013 annual general meeting of shareholders (referred to herein as the “annual general meeting” or the “meeting”) scheduled to be held at 4:00 p.m. Pacific time on June 26, 2013 at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054.

INFORMATION REGARDING THE ANNUAL GENERAL MEETING

General

This proxy statement has information about the meeting and was prepared by our management for the board of directors of Marvell Technology Group Ltd. This proxy statement is being made available on or about May 15, 2013. Each member of our board of directors supports each action for which your vote is solicited.

Your board of directors asks you to appoint Sehat Sutardja, Ph.D., our Chairman, President and Chief Executive Officer, and Brad D. Feller, our Interim Chief Financial Officer, as your proxy holders to vote your shares at the meeting. You make this appointment by properly completing the enclosed proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.

We maintain our registered and business office in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Our telephone number in Bermuda is (441) 296-6395.

Record Date and Shares Outstanding

The record date for the annual general meeting has been set as the close of business on April 29, 2013. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the record date, there were 496,922,801 issued common shares, par value $0.002 per share (“common shares” or “shares”). Each issued common share is entitled to one vote on the proposals to be voted on at the meeting. Shares held as of the record date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

In this proxy statement, we sometimes refer to our group holding company, Marvell Technology Group Ltd., as “we,” “us,” “our” or “Marvell.” In this proxy statement, we refer to the fiscal year ended January 31, 2009 as fiscal 2009, the fiscal year ended January 30, 2010 as fiscal 2010, the fiscal year ended January 29, 2011 as fiscal 2011, the fiscal year ended January 28, 2012 as fiscal 2012, the fiscal year ended February 2, 2013 as fiscal 2013 and the fiscal year ending February 1, 2014 as fiscal 2014.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL GENERAL MEETING

Q: Why am I receiving these materials?

A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2013 annual general meeting of shareholders to be held at 4:00 p.m. Pacific time on June 26, 2013. These materials were first sent or given to shareholders on or about May 15, 2013. You are invited to attend the annual general meeting and are requested to vote on the proposals described in this proxy statement.

Q: What is included in these proxy materials?

A: These proxy materials include:

•	Our proxy statement for the annual general meeting of shareholders

•	A Shareholder Letter from our Chairman

•	Our Annual Report on Form 10-K for the year ended February 2, 2013, dated March 29, 2013 and as filed with the U.S. Securities and Exchange Commission (“SEC”)

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual general meeting.

Q: What proposals will be considered at the meeting?

A: The specific proposals to be considered and acted upon at the annual general meeting are summarized in the accompanying Notice of Annual General Meeting of Shareholders and include (1) the election of five directors, who will hold office for a one-year term until the 2014 annual general meeting of shareholders or until their successors are duly elected (see “Proposal No. 1: Election of Directors” at page 8 of this proxy statement); (2) an advisory (non-binding) vote to approve compensation of our named executive officers (see “Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation” at page 53 of this proxy statement); and (3) the re-appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 1, 2014 (see “Proposal No. 3: Re-appointment of Auditors and Independent Registered Public Accounting Firm, and Authorization of the Audit Committee to Fix Remuneration” at page 55 of this proxy statement).

If any other matters properly come before the meeting or any adjournment or postponement of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

In addition, in accordance with Section 84 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and Bye-Law 73 of our Third Amended and Restated Bye-Laws (the “Bye-Laws”), our audited financial statements for the fiscal year ended February 2, 2013 will be presented at the annual general meeting. These statements have been approved by our board of directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

Q: How does our board of directors recommend that I vote on the proposals?

A: At the annual general meeting, our board of directors unanimously recommends our shareholders vote:

1.	FOR the election of five director nominees listed in Proposal No. 1, who will hold office for a one-year term until the 2014 annual general meeting of shareholders or until their respective successors are duly elected (see Proposal No. 1);

2.	FOR the approval, on an advisory and non-binding basis, of named executive officer compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures (see Proposal No. 2); and

3.	FOR the re-appointment of PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 1, 2014 (see Proposal No. 3).

If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a paper copy of proxy materials?

A: The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you on how to submit your proxy electronically over the Internet or by mail.

Q: How can I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View the proxy materials for the annual general meeting on the Internet; and

•	Instruct us to send future proxy materials to you by email.

Our proxy materials are also available on our website at the investor relations page of our website at www.marvell.com or by going to www.marvellproxy.com.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual general meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: Who can vote?

A: The record date for the annual general meeting has been set as the close of business on April 29, 2013. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the record date, there were 496,922,801 common shares outstanding. Each share outstanding is entitled to one vote on the proposals to be voted on at the meeting. There is no cumulative voting in the election of directors. Shares held as of the record date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q: What should I do now to vote?

A: You may vote your shares either by voting in person at the meeting or by submitting a completed proxy. The meeting will take place on June 26, 2013. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below depending on whether you hold shares directly in your name as shareholder of record or you are the beneficial owner of shares held in “street name.” Most of our shareholders hold their shares through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q: If I am a shareholder of record, how do I vote my shares?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you. There are four ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the annual general meeting. We will provide you a ballot when you arrive.

•	Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. You may submit your proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided.

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Q: If my shares are held in “street name” by my broker, bank or other nominee, how do I vote my shares?

A: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the shareholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you may also vote your shares in person at the annual meeting. You must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the annual meeting. To be able to vote your shares held in street name at the annual meeting, you will need to obtain a proxy from the shareholder of record.

Q: What happens if I do not cast a vote?

A: Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of record — If you are a shareholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the annual general meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual general meeting. With regard to Proposal No. 1 through Proposal No. 3, a shareholder may also abstain from voting. An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstention votes have the same effect as an “against” vote with respect to the election of directors (Proposal No. 1). Abstentions will have no effect on the outcome of the vote for all other proposals.

Beneficial owners — If you hold your shares in “street name” it is critical that you cast your vote if you want it to count in the election of directors (Proposal No. 1) and approval of named executive officer compensation (Proposal No. 2). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee how to vote in the election of directors (Proposal No. 1) or with respect to votes related to named executive officer compensation (Proposal No. 2), no votes will be cast on your behalf.

The proposal at the annual general meeting to appoint PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 1, 2014 (Proposal No. 3) is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors (Proposal No. 1) and the proposal to approve on an advisory basis named executive officer compensation (Proposal No. 2) are not considered routine matters for which brokerage firms may vote unvoted shares and it is important to us that you affirmatively vote for Proposal No. 1 and Proposal No. 2.

Q: How are votes counted?

A: Each share will be entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

Q: What if I plan to attend the meeting in person?

A: To help ensure your shares are voted, we recommend that you submit your proxy or voting instruction form anyway. If you are a shareholder of record, please bring a form of personal identification to be admitted to the meeting. If your shares are held in the name of your broker, bank or other nominee and you plan to attend the meeting, you must present proof of your beneficial ownership of those shares as of the record date, such as a bank or brokerage account statement or letter, together with a form of personal identification, to be admitted to the meeting.

Q: How can I change my instructions after I have submitted a proxy?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the annual general meeting. You may submit another proxy on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual general meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the annual general meeting and voting in person.

Q: What if other matters come up at the meeting?

A: The matters described in this proxy statement are the only matters that we know will be voted on at the meeting. If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: What quorum is required for action at the meeting?

A: The presence in person of two or more persons representing in person or by proxy in excess of 50% of the total issued voting shares of Marvell throughout the meeting shall constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the annual general meeting, the meeting will stand adjourned for one week or otherwise as may be determined by our board of directors in accordance with the Bye-Laws in order to permit the further solicitation of proxies.

Q: What vote is required to approve each proposal?

A: Proposal No. 1: The nominees for director receiving the affirmative vote of a simple majority of the votes cast in person or by proxy at the annual general meeting will be elected as directors to serve until the next annual general meeting of shareholders or until their successors are duly elected. Abstention votes have the same effect as an “against” vote with respect to the election of directors and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Proposal No. 2: Our shareholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the annual general meeting in order to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our board of directors; however, our board of directors and the executive compensation committee (the “ECC”) will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3: Appointment of PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 1, 2014, requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the annual general meeting in order to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Q: Does any shareholder own a majority of our shares?

A: No.

Q: What does it mean if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A: If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with brokers or the Transfer Agent. Please vote all of these shares. To instruct for all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q: May shareholders ask questions at the annual general meeting?

A: Yes. Representatives of Marvell will answer shareholders’ questions of general interest following the formal agenda of the annual general meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Q: Who is making and paying for this proxy solicitation?

A: This proxy is solicited on behalf of our board of directors. We will pay the cost of distributing this proxy statement and related materials. We have hired Georgeson Inc. to assist in the distribution of proxy materials and the solicitation of proxies for an initial fee estimated at $7,500, plus an additional fee per shareholder for shareholder solicitations. We will bear the cost of soliciting proxies. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. To the extent necessary in order to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q: How can I find out the results of the voting at the annual general meeting?

A: Preliminary voting results will be announced at the meeting. Final voting results will be published in our Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q: Whom should I call if I have questions about the annual general meeting?

A: You should contact either of the following:

Sukhi Nagesh

Vice President, Investor Relations

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Fax: (408) 222-1917

Phone: (408) 222-8373

or

The proxy solicitor:

Georgeson Inc.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Phone: (201) 222-4227

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act and Bye-Law 73 of the Bye-Laws, our audited financial statements for the fiscal year ended February 2, 2013 will be presented at the annual general meeting. These statements have been approved by our board of directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Nominees

The Bye-Laws provide for not less than two directors or such number in excess thereof as our board of directors may determine. The number of directors is currently fixed at six and there are currently six members serving on our board of directors. The nominating and governance committee and our board of directors have nominated five current members of our board of directors to stand for election at the annual general meeting of shareholders. If the current nominees are elected, we will have five members serving on our board of directors and the number of directors will be fixed at five. Previously, our board of directors was divided into three classes and served staggered three year terms. Beginning this year, all nominees elected as directors will serve one year terms until the next annual general meeting of shareholders. In the event any new nominees are appointed as directors after this annual general meeting, he or she will be required to stand for reelection at the next annual general meeting and each annual general meeting of shareholders thereafter. On April 19, 2013, Dr. Pantas Sutardja informed the board of directors that he had made a decision to not stand for re-election to the board of directors, such that his tenure as a director would conclude effective as of the date of our 2013 annual general meeting.

Our director nominees for the 2013 annual general meeting are Dr. Juergen Gromer, Dr. John G. Kassakian, Arturo Krueger, Dr. Sehat Sutardja and Dr. Randhir Thakur. Biographical information for the nominees can be found beginning on page 9 of this proxy statement. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of Dr. Gromer, Dr. Kassakian, Mr. Krueger, Dr. Sehat Sutardja and/or Dr. Thakur should be unable to serve as director, the proxy holders may vote for a substitute nominee recommended by the nominating and governance committee and approved by our board of directors.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR the nominees for director identified above.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, the required vote is the affirmative vote of a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions are included in the calculation of votes cast and will have the same effect as an “against” vote with respect to the election of such director. Broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. If the proposal for the appointment of a director nominee does not receive the required affirmative vote of a simple majority of the votes cast, then the director will not be appointed and the position on our board of directors that would have been filled by the director nominee will become vacant. Our board of directors has the ability to fill the vacancy upon the recommendation of the nominating and governance committee, in accordance with the Bye-Laws, with that director subject to election by our shareholders at the next following annual general meeting of shareholders.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Directors and Nominees

The following table sets forth information with respect to our directors, including each of our nominees, as of April 26, 2013. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board of directors. To the extent applicable, we value their experience on other public company boards of directors and board committees.

Name of Director or Nominee	Age	Term Expires	Background
Sehat Sutardja, Ph.D.*	51	2013

Dr. Sehat Sutardja, one of our co-founders, has served as the President, Chief Executive Officer and Co-Chairman of our board of directors since our inception in 1995, and Chairman of our board of directors since 2003. Dr. Sehat Sutardja holds one private company directorship. Dr. Sehat Sutardja is widely regarded as one of the pioneers of the modern semiconductor age. His breakthrough designs and guiding vision have helped transform numerous industry segments, from data storage to the high performance, low power chips now driving the growing global markets for mobile computing and telephony. His lifetime passion for electronics began early; he became a certified radio repair technician at age 13 and electronics have been a major part of his life ever since. Dr. Sutardja has become an internationally-recognized proponent of new energy efficiency standards for consumer electronics. To that end, he has been working with the governments in both the U.S. and China to establish efficiency performance standards that could produce significant cost and carbon savings. Dr. Sehat Sutardja has been deeply involved in the daily challenges of running a global growth company for many years and participates heavily in our engineering and marketing efforts across analog, video processor and microprocessor design, while offering input across all of our other product lines. It is this understanding of our employees and products that have positioned him well to serve as our Chairman, President and Chief Executive Officer and as a director.

Dr. Sehat Sutardja holds a BS in Electrical Engineering from Iowa State University, and a MS and Ph.D. in Electrical Engineering and Computer Science from the University of California at Berkeley. In 2006, Dr. Sehat Sutardja was recognized as the Inventor of the Year by the Silicon Valley Intellectual Property Law Association. Dr. Sehat Sutardja was elected as a Fellow to the IEEE in 2007 and holds over 260 U.S. patents. Dr. Sehat Sutardja is the brother of Dr. Pantas Sutardja who is a named executive officer.

Juergen Gromer, Ph.D. (1)(2)(3)*	68	2013	Dr. Juergen Gromer has served as a director since October 2007. Dr. Gromer is the retired President of Tyco Electronics Ltd., an electronics company, a position which he held from April 1999 until December 31, 2007. Dr. Gromer

Name of Director or Nominee	Age	Term Expires	Background

formerly held senior management positions from 1983 to 1998 at AMP Incorporated (acquired by Tyco International in April 1999) including Senior Vice President of Worldwide Sales and Services, President of the Global Automotive Division, Vice President of Central and Eastern Europe and General Manager of AMP. Dr. Gromer has over 20 years of AMP and Tyco Electronics’ experience, serving in a wide variety of regional and global assignments, which allows Dr. Gromer to provide important perspectives on issues facing a technology company. Dr. Gromer brings considerable directorial, financial, governance and global leadership experience to our board of directors, as he is currently serving on the boards of Tyco Electronics Ltd. (now called TE Connectivity Ltd.) and WABCO Holdings Inc., and previously served as a director of RWE Rhein Ruhr from 2000 to 2009. Dr. Gromer is also Chairman of the Board of the Society of Economic Development of the District Bergstrasse/Hessen, a member of the Advisory Board of Commerzbank and a director of the Board and Vice President of the American Chamber of Commerce in Germany.

Dr. Gromer received his undergraduate degree and Ph.D. in Physics from the University of Stuttgart, Germany.

John G. Kassakian, Sc.D. (1)(2)(3)*	70	2013

Dr. John G. Kassakian has served as a director since July 2008. Dr. Kassakian has been a member of the faculty of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology (“MIT”) since 1973 and has served as Director of the MIT Laboratory for Electromagnetic and Electronic Systems from 1991 to 2009. Dr. Kassakian is the founding President of the IEEE Power Electronics Society, a member of the National Academy of Engineering, and is the recipient of the IEEE Centennial Medal, the IEEE William E. Newell Award, the IEEE Power Electronics Society’s Distinguished Service Award and the IEEE Millennium Medal. Dr. Kassakian’s expertise in the semiconductor field and academic experience related to the technology sector makes Dr. Kassakian a valuable contributor to our board of directors.

Dr. Kassakian holds S.B., S.M., E.E. and Sc.D. degrees from MIT.

Arturo Krueger (1)(2)(3)*	73	2013	Arturo Krueger has served as a director since August 2005 and as our lead independent director since April 2009. Mr. Krueger has more than 40 years of experience in the international semiconductor industry and acquired a wealth of experience in complex systems architecture, semiconductor design and development, operations, and international marketing, as well as general management of a large company. From 1964 to 1966 Mr. Krueger was employed with Control Data Corporation (“CDC”) working

Name of Director or Nominee	Age	Term Expires	Background

on the CDC’s 6600 Super Computer. Afterward he joined Motorola SPS starting as Systems Engineer, moving up to international Design and R&D Management, Marketing and Operations. Starting in 1996 Mr. Krueger served as the director of the sector wide “Advanced Architectural and Design Automation Lab.” Prior to his retirement in February 2001, Mr. Krueger was promoted to Corporate Vice President and General Manager of Motorola Corporation’s Semiconductor Products Sector for Europe, Middle East and Africa. Since his retirement in February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets and serves on several advisory boards. Mr. Krueger brings a deep understanding of the modern semiconductor industry, the complex world of microelectronic systems design and architectures, and the financial aspects of running a large company. Mr. Krueger also brings considerable directorial and governance experience to our board of directors, as he is currently serving on the board of QuickLogic Corporation, a semiconductor company.

Mr. Krueger holds a MS in Electrical Engineering from the Institute of Technology in Switzerland and has studied Advanced Computer Science at the University of Minnesota.

Dr. Randhir Thakur (1)(2)(3)*	50	2013	Dr. Randhir Thakur is executive vice president and general manager of the Silicon Systems Group at Applied Materials, Inc., which comprises the entire portfolio of semiconductor manufacturing systems at Applied Materials. In this role, Dr. Thakur is responsible for strengthening Applied Materials’ leadership in its core wafer fabrication equipment markets. Since rejoining Applied Materials in May 2008, Dr. Thakur has served in various executive positions, including senior vice president and general manager of the Display and Thin Film Solar group, where he led the business offering manufacturing systems for flat panel displays, and Applied Materials’ thin film solar products. From 2005 to May 2008, Dr. Thakur worked at SanDisk Corporation, a supplier of innovative flash memory data storage products, where he served as executive vice president of Technology and Fab Operations and head of Worldwide Operations. From 2000 to 2005, Dr. Thakur held a series of progressively advancing executive roles within various semiconductor product groups at Applied Materials, including group vice president and general manager of Front End Products. Prior to joining Applied Materials in 2000, Dr. Thakur served as chief technology officer and general manager at Steag Electronic Systems, and vice president of Research Development and Technology at AG Associates, and held various technical leadership positions at Micron Technology. Dr. Thakur

Name of Director or Nominee	Age	Term Expires	Background

brings a wealth of experience in the semiconductor and consumer electronics industry, while helping to grow new markets and new products. We believe with his past and current experience in managing a large customer-focused and innovation-driven organization and various aspects of operations management and manufacturing, Dr. Thakur is well suited to serve on our board of directors.

Dr. Thakur holds a BS with honors in Electronics and Telecommunications Engineering from the National Institute of Technology, Kurukshetra, India, a MS in Electrical Engineering from the University of Saskatchewan, Canada and a Ph.D. in Electrical Engineering from the University of Oklahoma. Dr. Thakur holds close to 300 patents and has published more than 200 papers.

*	Nominee for election.
(1)	Member of the nominating and governance committee.
(2)	Member of the ECC.
(3)	Member of the audit committee.

Except as noted above, there are no family relationships among any of our directors, nominees for director and executive officers.

Corporate Governance Guidelines and Practices, Board Leadership Structure, Risk Management, Meetings, Independence and Compensation of Directors

Corporate Governance Guidelines and Practices

Our board of directors has adopted a set of corporate governance guidelines and practices to establish a framework within which it will conduct its business. The corporate governance guidelines and practices can be found on our website at www.marvell.com/investors/governance.jsp. The corporate governance guidelines and practices were last revised on April 19, 2013. The corporate governance guidelines and practices provide, among other things, that:

•

in the absence of a non-executive Chairman of the Board, our board of directors shall designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors;

•	a majority of the directors must be independent;

•	our board of directors shall appoint all members of the board committees;

•	the nominating and governance committee screens and recommends board candidates to our board of directors;

•	the audit committee, ECC and nominating and governance committee must consist solely of independent directors; and

•	the independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

We also provide our directors annual training events on issues facing us and on subjects that would assist the directors in discharging their duties.

Our board of directors may modify the corporate governance guidelines and practices from time to time, as appropriate. Our independent directors have appointed Mr. Krueger to serve as the lead independent director for our board of directors. Mr. Krueger has served as our lead independent director since April 2009. The duties of the lead independent director are set forth as follows in our corporation governance guidelines and practices:

•	develop the agenda for, and moderate executive sessions of, meetings of our independent directors;

•	help promote good communication between the independent directors and the Chairman of the Board and/or the Chief Executive Officer;

•	chair the meetings of our board of directors in the absence of the Chairman of the Board;

•

make recommendations to the Chairman of the Board regarding the appropriate schedule of board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of our operations;

•	jointly with the Chairman of the Board, set agendas for board meetings and make recommendations to the Chairman of the Board regarding the structure of board meetings;

•

make recommendations to the Chairman of the Board in assessing the quality, quantity and timeliness of the flow of information from our management that is necessary for the independent directors to effectively and responsibly perform their duties; and

•	coordinate with the nominating and governance committee and corporate counsel to promote a thorough annual self-assessment by our board of directors and its committees.

Board Leadership Structure

Our board of directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our board of directors, which are essential to effective governance. Our independent directors have appointed Mr. Krueger to serve as the lead independent director for our board of directors. The role of our lead independent director is described above.

One of the key responsibilities of our board of directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. Our board of directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with an independent lead director, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our board of directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our board of directors regularly reviews information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each. Our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements as well as our compensation plans that generally apply to all employees. The audit committee oversees management of financial, legal and IT compliance risks as well as business continuity planning. The nominating and governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

During fiscal 2013, our board of directors received reports on the most important strategic issues and risks facing Marvell. In addition, our board of directors and its committees receive regular reports from our head of internal audit or other senior management regarding compliance with applicable risk related policies, procedures and limits.

We believe that our leadership structure supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.

Meetings of our Board of Directors; Attendance

There were nine meetings of our board of directors in fiscal 2013, which included four in-person meetings at the U.S. headquarters of our U.S. operating subsidiary and one in-person meeting in Bermuda. Each director, other than Dr. Ta-lin Hsu, attended at least 75% of the total number of meetings of our board of directors and committees on which such director served. The independent directors met in executive sessions without the presence of the non-independent directors or members of our management at each of our five regularly scheduled in-person meetings. Our board of directors also formed a special committee with the authority to declare dividends that is made up of independent directors.

Although directors are encouraged to attend annual general meetings of shareholders, we do not have a formal policy requiring such attendance. None of our current independent directors attended the 2012 annual general meeting of shareholders.

Director Independence

Our board of directors has determined that, among the director nominees standing for election, each of Dr. Gromer, Dr. Kassakian, Mr. Krueger and Dr. Thakur are “independent” as such term is defined by the rules and regulations of the NASDAQ Stock Market (“Nasdaq”) and the rules and regulations of the SEC. To be considered independent, our board of directors must affirmatively determine that neither the director, nor any member of his or her immediate family, has had any direct or indirect material relationship with us within the previous three years.

Our board of directors considered relationships, transactions and/or arrangements with each of the directors and concluded that none of the non-employee directors (“Outside Directors”), or any of his immediate family members, has or has had within the previous three years any relationship with us that would impair his independence.

Compensation of Directors

Cash Compensation

Directors who are also employees of Marvell do not receive any additional compensation for their services as directors. For a summary of the fiscal 2013 cash compensation paid to our Outside Directors, please see the Director Compensation Table below. Beginning in the third quarter of fiscal 2013, the cash compensation program changed for certain elements as set forth in the following table. The retainer fees are paid in quarterly installments in arrears, and are prorated as appropriate based upon the dates and capacities in which each individual Outside Director serves. Outside Directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at board of directors and committee meetings.

Cash Compensation Element	Cash Compensation Program for First Half of Fiscal 2013	Cash Compensation Program for Second Half of Fiscal 2013
Annual Retainer	$60,000	$60,000
Lead Independent Director	$30,000	$30,000
Audit Committee Chairmanship	$15,000	$25,000
Audit Committee Member	$10,000	$12,500
Executive Compensation Committee Chairmanship	$10,000	$20,000
Executive Compensation Committee Member	$6,500	$10,000
Nominating and Governance Committee Chairmanship	$10,000	$15,000
Nominating and Governance Committee Member	$6,500	$7,500

Equity Compensation

Each Outside Director is eligible to receive equity awards under the Amended and Restated 2007 Director Stock Incentive Plan (“2007 Director Plan”). Each Outside Director who is first elected or appointed at the annual general meeting of shareholders will be granted an option to purchase a number of common shares with an aggregate grant date fair value equal to $110,000 (“Annual Option Award”) immediately following each annual general meeting of shareholders. In addition, each Outside Director who is first elected or appointed at the annual general meeting of shareholders will be granted a restricted stock unit (“RSU”) award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $110,000 immediately following each annual general meeting of shareholders. The Annual Option Award and the Annual RSU Award each vest as to 100% of the shares on the earlier of the date of the next annual general meeting of shareholders or the one year anniversary of the date of grant. An Outside Director who is elected or appointed after an annual general meeting of shareholders will receive a pro rata stock option award and RSU award based on the number of quarters completed since the prior annual general meeting of shareholders. In no event shall any Outside Director be awarded in any calendar year an Annual Option Award or Annual RSU Award under the 2007 Director Plan for more than 25,000 shares and 10,000 shares, respectively.

Director Stock Ownership Guidelines

Each director is expected, within five years of joining our board of directors or, for current members of our board directors, from the date of the most recent update to the stock ownership guidelines effective as of March 15, 2012, to own common shares that have a value equivalent to three times his or her annual cash retainer.

Director Compensation Table — Fiscal 2013

The following table details the total compensation paid to our Outside Directors in fiscal 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Juergen Gromer	121,500	107,900	91,505	—	—	—	320,905
Dr. Ta-lin Hsu (5)	31,945	—	—	—	—	—	31,945
Dr. John G. Kassakian	83,532	107,900	91,505	—	—	—	282,937
Arturo Krueger	129,000	107,900	91,505	—	—	—	328,405
Dr. Randhir Thakur	39,498	107,900	91,505	—	—	—	238,903

(1)	The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date, reduced for the expected dividend yield, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”) and without any adjustment for estimated forfeitures. The actual value that a director will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded. This number was calculated based on the maximum number of RSUs that could be granted pursuant to the Annual RSU Award on June 28, 2012, which is 10,000 RSUs under the 2007 Director Plan.
(2)	The following table provides the number of shares subject to outstanding RSUs held at February 2, 2013 for each current Outside Director, as applicable:

Name	Total RSU Awards Outstanding (#)
Dr. Juergen Gromer	10,000
Dr. John G. Kassakian	10,000
Arturo Krueger	10,000
Dr. Randhir Thakur	10,000

(3)	The dollar value of the options shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation assumptions used in the calculations, see Note 12 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for fiscal 2013. The actual value, if any, that a director may realize on each option will depend on the excess of the share price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by a director will be at or near the value estimated by the Black-Scholes model. This number was calculated based on the maximum number of stock options that could be granted pursuant to the Annual Option Award on June 28, 2012, which is an option to purchase up to 25,000 shares under the 2007 Director Plan.

(4)	The following table provides the number of shares subject to outstanding options held at February 2, 2013 for each current Outside Director, as applicable:

Name	Total Option Awards Outstanding (#)
Dr. Juergen Gromer	120,000
Dr. John G. Kassakian	108,000
Arturo Krueger	182,000
Dr. Randhir Thakur	25,000

(5)	Dr. Hsu’s term as director concluded as of the 2012 annual general meeting of shareholders held on June 28, 2012.

Committees of our Board of Directors

Our board of directors has the following committees: the audit committee, the ECC and the nominating and governance committee. Our board of directors has adopted written charters for each of these committees, copies of which are available on our website at www.marvell.com/investors/governance.jsp. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our board of directors. Our board of directors has also formed a special committee of independent directors of the board that may approve dividends in accordance with Bermuda law.

Audit Committee
Composition:	At the beginning of fiscal 2013, the audit committee was composed of Dr. Gromer (Chairman), Dr. Hsu and Mr. Krueger. On May 8, 2012, it was announced that Dr. Hsu had made a decision to resign from our board of directors and as a member of the audit committee effective as of the date of our 2012 annual general meeting. On May 8, 2012, Dr. Kassakian was appointed to the audit committee effective as of May 16, 2012. On March 21, 2013, Dr. Thakur was appointed to the audit committee.

Number of Meetings in Fiscal 2013:	11

Functions:	The audit committee’s responsibilities are generally to assist our board of directors in fulfilling its responsibility to oversee management’s conduct of our accounting and financial reporting processes. The audit committee also, among other things, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The audit committee meets quarterly and at such additional times as are necessary or advisable.

Date Charter Last Revised:	April 19, 2013

Qualifications:	Our board of directors has determined that each member of the audit committee meets the applicable independence and financial literacy requirements of Nasdaq and the SEC. Our board of directors has determined that Dr. Gromer is an “audit committee financial expert” as required by applicable Nasdaq and SEC rules.

Executive Compensation Committee
Composition:	At the beginning of fiscal 2013, the ECC was composed of Dr. Gromer (Chairman), Dr. Hsu, Dr. Kassakian and Mr. Krueger. On May 8, 2012, it was announced that Dr. Ta-lin Hsu had made a decision to resign from our board of directors and as a member of the ECC effective as of the date of our 2012 annual general meeting. On March 21, 2013, Dr. Thakur was appointed to the ECC.

Number of Meetings in Fiscal 2013:	10

Functions:

The ECC has the authority to approve salaries and bonuses and other compensation matters for our executive officers, is responsible for administering equity award programs for non-executive employees, reviews and recommends changes to our incentive compensation and other equity based plans and administers executive officer compensation within the terms of any of our applicable compensation plans.

The ECC or a subcommittee comprised of one director meets monthly to approve new hire and secondary equity grants. For more detail of our equity grant practices, please see “Executive Compensation — Other Considerations — Equity Grant Practices” below.

Date Charter Last Revised:	April 19, 2013

Qualifications:	Our board of directors has determined that each member of the ECC meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the ECC is an “outside director” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Governance Committee
Composition:	At the beginning of fiscal 2013, the nominating and governance committee was composed of Dr. Gromer, Dr. Kassakian and Mr. Krueger (Chairman). Upon his election the board of directors at the 2012 annual general meeting of shareholders, Dr. Thakur was appointed to the nominating and governance committee effective as of June 28, 2012.

Number of Meetings in Fiscal 2013:	6

Functions:	The nominating and governance committee is responsible for developing and implementing policies and practices relating to corporate governance and practices, including reviewing and monitoring implementation of our corporate governance guidelines. The nominating and governance committee also makes recommendations to our board of directors regarding the size and composition of our board of directors and its committees and screens and recommends candidates for election to our board of directors. In addition, the nominating and governance
committee reviews, ratifies and/or approves related party
transactions. The nominating and governance committee also
reviews periodically with the Chairman of the Board and the
Chief Executive Officer the succession plans relating to positions held by executive officers.

Date Charter Last Revised:	April 19, 2013

Qualifications:	Our board of directors has determined that each member of the nominating and governance committee meets the applicable independence requirements of Nasdaq and the SEC.

Role of Compensation Consultants

Under its charter, the ECC has the authority to retain outside legal counsel and other advisors. Pursuant to that authority, the ECC retained Mercer as its independent compensation consultant in April 2009. The total amount of all fees paid to Mercer for services to the ECC in fiscal 2013 was $555,617.

During the fiscal year, management decided to retain Mercer and its MMC affiliates to provide services unrelated to executive compensation and the fees for these services was $143,006. These services unrelated to named executive officer compensation included:

•	Review of global equity grant guidelines, including assessment of competitiveness, development of revised guidelines, and analysis of pay mix and share usage implications;

•	Support in development of the LTI Choice alternative program for employees below the NEO level; and

•	Benchmarking and leveling review of the Vice President population.

The ECC has retained Mercer to provide information, analyses and advice regarding executive compensation, as described below; however, the ECC makes all decisions regarding the compensation of our executive officers. The Mercer consultant who performs these services reports to the chairman of the ECC. In addition, the Mercer consultant attended meetings of the ECC during fiscal 2013, as requested by the Chairman of the ECC. Mercer provided the following services to us during fiscal 2013:

•

Evaluated the competitive positioning of our named executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our peer companies to support fiscal 2013 decision-making;

•	Advised on fiscal 2013 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Assessed the alignment of company compensation levels relative to our performance against our peer group and relative to the ECC’s articulated compensation philosophy;

•	Assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us;

•	Reviewed appropriateness of the peer group in terms of size, industry, business profile and talent market;

•	Advised on the fiscal 2013 performance measures and performance targets for the annual and long-term incentive programs; and

•	Assisted with the preparation of the “Compensation Discussion and Analysis” for this proxy statement.

Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultant in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”

Nominations for Election of Directors

The nominating and governance committee identifies, recruits and recommends to our board of directors, and our board of directors approves, director nominees for election at each annual general meeting of shareholders and new directors for election by our board of directors to fill vacancies that may arise. Under the Bye-Laws, any director appointed by our board of directors would need to be reappointed by shareholders at our next annual general meeting of shareholders.

The nominees for election at this annual general meeting were unanimously recommended and approved by the nominating and governance committee and our board of directors, respectively. The nominating and governance committee will consider proposals for nomination from shareholders that are made in writing to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding shareholder proposals and nominations, see “Future Shareholder Proposals and Nominations for the 2014 Annual General Meeting” on page 57.

Director Qualifications

The nominating and governance committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the highest personal and professional ethics and integrity;

•	the ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

•

current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•	the willingness and ability to devote adequate time to our business.

We are required to have at least one member of our board of directors who meets the criteria for an “audit committee financial expert” as defined by Nasdaq and the SEC, and to have a majority of independent directors who meet the definition of “independent director” under applicable Nasdaq and SEC rules. We also believe it is appropriate for certain key members of management to participate as members of our board of directors. Other than the foregoing there are no stated minimum criteria for director nominees.

When making its determination whether a nominee is qualified for the position of director, the nominating and governance committee may also consider such other factors as it may deem are in the best interests of the company and its shareholders, such as the following qualities and skills:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

•	diversity of experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our board of directors or its committees; and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the nominating and governance committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

Identifying and Evaluating Nominees for Director

The nominating and governance committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our board of directors. Candidates considered for nomination to our board of directors may come from several sources, including current and former directors, professional search firms and shareholder nominations. It is the policy of the nominating and governance committee to solicit and consider annually recommendations for candidates to our board of directors from our shareholders who hold 5% or more of our outstanding common shares as of December 31 of each year and to review with such shareholders the nominating process and the results of their prior recommendations.

A shareholder seeking to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidate’s name and qualifications to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The nominating and governance committee will consider candidates recommended by shareholders in the same manner as candidates recommended to the nominating and governance committee from other sources. Nominees for director are evaluated by the nominating and governance committee, which may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communications with our Board of Directors

At present, our Chairman and Chief Executive Officer is responsible for maintaining effective communications with our shareholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. It is the policy of our board of directors that management speaks for the company. This policy does not preclude independent directors from meeting with shareholders, but management, where appropriate, should be present at such meetings.

Nonetheless, our board of directors has established a process for shareholders to send communications to our directors. If you wish to communicate with our board of directors or individual directors, you may send your communication in writing to: General Counsel, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a shareholder of Marvell. The General Counsel (or other officer acting in such capacity) will compile all such communications and will forward them to the appropriate director or directors or committee of our board of directors based on the subject matter or to the director or directors to whom such communications is addressed.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The ECC for fiscal 2013 consisted of the following members: Dr. Gromer, Dr. Hsu (until his resignation on June 28, 2012), Dr. Kassakian and Mr. Krueger. None of the current or former members of the ECC who served during fiscal 2013 is a current or former officer or employee of us or our subsidiaries, or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no ECC interlocks between us and other entities, involving our executive officers or directors who serve as executive officers or directors of such other entities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation paid to the four named executive officers of Marvell Technology Group Ltd. during fiscal 2013, which ran from January 29, 2012 until February 2, 2013. During fiscal 2013, the named executive officers were:

•	Dr. Sehat Sutardja, President, Chief Executive Officer and Chairman of the Board;

•	Mr. Clyde R. Hosein, Chief Financial Officer and Secretary (through October 16, 2012);

•	Mr. Brad Feller, Interim Chief Financial Officer (from October 16, 2012); and

•	Dr. Pantas Sutardja, Vice President, Chief Technology Officer, Chief Research and Development Officer and Director.

The Chief Technology Officer (or “CTO”) is the only executive in addition to the Chief Executive Officer (or “CEO”) and Chief Financial Officer (or “CFO”) who has the responsibility level and business impact to qualify as an executive officer.

During fiscal 2013, Mr. Feller, Vice President and Corporate Controller of Marvell Semiconductor, Inc. (“MSI”), was appointed Interim Chief Financial Officer of Marvell following the resignation of Mr. Hosein. Mr. Feller continues to serve as our Interim Chief Financial Officer while we continue to conduct a search for a new CFO.

Executive Summary

Our Business

We are a leading global semiconductor provider of high-performance application specific standard products. Our core strength of expertise is the development of complex System-on-a-Chip devices leveraging our extensive technology portfolio of intellectual property in the areas of analog, mixed-signal, digital signal processing and embedded ARM-based microprocessor integrated circuits. We develop platforms that we define as integrated hardware and software that incorporate digital computing technologies designed and configured to provide an optimal computing solution compared to individual components. Our broad product portfolio includes devices for data storage, enterprise-class Ethernet data switching, Ethernet physical-layer transceivers, handheld cellular, Ethernet-based wireless networking, personal area networking, Ethernet-based PC connectivity, control plane communications controllers, video-image processing and power management solutions.

Fiscal 2013 Business Highlights

Fiscal 2013 was a disappointing year for us. Within the storage end market, we experienced a decline in net revenue in our hard disk drive products due to a weaker PC market. Within our mobile end market, we saw a continued decline in net revenue from our leading North American handset customer due to continued competitive challenges that they face. In addition, later in the year, we endured product transitions within the TD-SCDMA market in China, which led to a reduction in our fourth fiscal quarter revenue. Our net revenue of $3.2 billion in fiscal 2013 was 7% lower compared to net revenue of $3.4 billion in fiscal 2012. Net income for fiscal 2013 was $306.6 million, or $0.54 per share, compared to net income of $615.1 million in fiscal 2012, or $0.99 per share.

Despite the difficult year, our financial position is strong and we remain committed to delivering shareholder value through our share repurchase and dividend programs.

•	Our cash, cash equivalents and short-term investments were $1.9 billion at February 2, 2013 and we generated cash flow from operations of $729.0 million during fiscal 2013;

•

In May 2012, we announced our first quarterly dividend of $0.06 per share. As a result, we paid cash dividends for a total of $98.8 million in fiscal 2013 and we recently announced another dividend of $0.06 per share to be paid during the first quarter of fiscal 2014; and

•	We repurchased a total of 91.0 million of our common shares for $959.1 million in cash during fiscal 2013.

CEO Pay Against Company Performance

As discussed below under “Compensation Philosophy,” a key element of Marvell’s compensation programs is the explicit link between compensation and both overall business results and individual performance. Given the company performance described above, Marvell has made the following key decisions relating to fiscal 2013 and fiscal 2014 compensation of our CEO:

•	No annual incentive payout for fiscal 2013 under Section 162(m) plan, and no discretionary bonus for fiscal 2013;

•	No base salary increase for fiscal 2014;

•	Challenging annual incentive goals for fiscal 2014, with corporate funding based on achievement of revenue and net operating margin objectives; and

•	Target fiscal 2014 compensation is below the peer group median.

To further illustrate the alignment of our compensation program with business performance, with an emphasis on shareholder value creation, we considered the relationship between pay opportunity and realizable pay. While most of the required compensation disclosures discuss the awards that may be earned, realizable pay considers actual earnings based on performance. For this purpose, consider the following definitions:

•

Pay opportunity means the sum of salary, target cash bonus opportunity for each fiscal year, the grant value of stock options granted in the year and the grant value of restricted stock units granted in the year; and

•

Realizable pay means the sum of salary, actual cash bonus paid for each fiscal year, the current “in the money” value of stock options granted in the year and the current market value of restricted stock units granted in the year, assuming that shares underlying any vested restricted stock units are still held by the CEO, and that any vested stock options remain unexercised.

The following graph shows the pay opportunity and realizable pay of Dr. Sehat Sutardja, our President and CEO, for each of the fiscal years ended 2009, 2010, 2011, 2012 and 2013, and the correlation of the share price of our common shares on these dates.

The chart indicates that Dr. Sutardja’s realizable pay during the past three years has been significantly lower than the pay opportunity value. This is because the largest portion of his compensation opportunity is provided in the form of equity-based long-term incentive awards, of which a majority has been in the form of stock options that have zero value if share price has not increased and/or other performance goals have not been met.

The impact of company performance on Dr. Sutardja’s realizable pay highlights the compensation program alignment with shareholder interests. For purposes of the graph, realizable long-term incentive values are based on the last trading day of the fiscal year.

CEO Pay-for-Performance Chart

	FY2009	FY2010	FY2011	FY2012	FY2013
Dr. Sehat Sutardja Realizable Pay [1]	$1,930,743	$1,494,250	$4,811,196	$963,076	$2,752,000
Dr. Sehat Sutardja Pay Opportunity [2]	$1,962,699	$1,314,000	$10,683,022	$13,324,040	$13,916,750
FYE Dividend-Adjusted Stock Price	$7.29	$17.43	$19.16	$15.79	$9.51

(1)	Realizable pay calculated as base salary + actual short-term incentive received + value of in-the-money equity awards as of February 1, 2013.
(2)	Pay Opportunity calculated as base salary + target short-term incentive opportunity + grant date value of equity awards.

Consideration of “Say on Pay” Vote

We received less shareholder support for our fiscal 2012 executive compensation program than we had received for our fiscal 2011 program (73.6% versus 99.0%). We take shareholder feedback very seriously and to ensure that our compensation programs are aligned with good governance practices, we have maintained or introduced the following governance guidelines as part of our pay practices over the last few years:

•

Stock ownership: Our executive team holds a significant stake in Marvell and we have strengthened our ownership guidelines. The CEO stock ownership guideline was increased to six times base salary and the definition of shares counted towards the guideline for all officers was amended to only include owned shares.

•

Evergreen provisions: The evergreen provision in our Amended and Restated 1995 Stock Option Plan expired as of January 31, 2013. Even though we had the right, our board of directors declined to use the evergreen provision in the prior two fiscal years.

•	Clawback: Our CEO and CFO are subject to a clawback policy that is in addition to that required by the Sarbanes-Oxley Act of 2002.

•	Gross ups: We have no gross up provisions.

•	Adopted 162(m) plan: We adopted incentive plan guidelines that are in accordance with Section 162(m) of the Code (“Section 162(m)”).

•	Independent Compensation Practices: Our compensation policy for our named executive officers is determined by our independent ECC, which is informed by an independent compensation advisory consultant.

•

Insider Trading Policy: We have a “nonhedging” policy which means our employees, officers and directors may not engage in “short sales” of our securities or in trading market exchanged “derivative securities” tied to our securities.

•	Effective Risk Management: We employ a strong risk management program with specific responsibilities assigned to management, the board of directors, and each committee of the board of directors.

Compensation Philosophy

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our shareholders. To achieve this objective, the executive compensation program is intended to achieve five primary objectives:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and individual performance.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation.

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value.

•	Equity Stake: Share the enterprise value created by our named executive officers and employees through distribution of equity to key employees.

The ECC believes that both the elements and level of fiscal 2013 compensation for executive officers is consistent with the five primary objectives contained in our compensation philosophy as well as the overall goal of emphasizing sustained share price growth. In particular, the ECC believes that the structure and level of our fiscal 2013 compensation is linked to our business performance.

Fiscal 2013 Compensation Principles

To support the objectives contained in our compensation philosophy, the ECC utilized the guiding principles set forth in the table below in the fiscal 2013 compensation decision-making process. In future years, the principles will be revised as needed to reflect changes in our performance level, business model and overall market conditions.

Compensation Philosophy	Fiscal 2013 Compensation Principles
Market Competitive	Cash compensation levels generally aligned between market 25th percentile and median, particularly in light of our relative size in relation to the revised peer group. Long-term incentive awards are designed to provide competitive total compensation opportunities for NEOs, but competitive levels of total compensation can only be realized based on company stock price growth.

Performance-Based	Annual incentive awards under the officer plan are intended to qualify under Section 162(m). Consistency of performance measures across the executive team, and between the executive team and the broader employee pool.

Long-term Focused	Majority of total compensation opportunity delivered through long-term incentive awards.

Aligned with Shareholders	Majority of long-term incentive opportunity in the form of stock options that only deliver value to employees based on stock price growth.

Equity Stake	Strong executive stock ownership guidelines and broad equity award participation.

Fiscal 2013 Peer Group Revision

During fiscal 2013, the ECC reviewed its pre-existing peer group for alignment with companies that are similar in revenue, industry segment and/or which compete with us for talent. The ECC utilized competitive market compensation data based on the practices of the revised peer group to guide fiscal 2013 pay decisions:

Peer Group for Fiscal 2013

Company	Status for Fiscal 2013 Peer Group
Adobe Systems Incorporated	New Peer
Advanced Micro Devices, Inc.	Remained Peer
Analog Devices, Inc.	New Peer
Broadcom Corporation	Remained Peer
Juniper Networks, Inc.	Remained Peer
LSI Corporation	New Peer
NetApp, Inc.	Remained Peer
NVIDIA Corporation	Remained Peer
QUALCOMM Incorporated	Remained Peer
Texas Instruments, Inc.	Remained Peer
Xilinx, Inc.	New Peer
Atheros Communications, Inc.	Removed
SanDisk Corporation	Removed

Description of Fiscal 2013 Peer Group

•

Consists of semiconductor companies and other similarly-sized companies in the technology industry the ECC believed to be generally comparable to us in terms of revenue, EBITDA margin and market value.

•	Includes companies that the ECC recognizes are similar to us in terms of industry segment and/or which compete with us for talent.

•	The ECC believed that this peer group is useful for calibrating compensation levels, corporate performance, and appropriate performance metrics.

Fiscal 2012 Peers Removed from Peer Group

•	The ECC believed that removal of these peers is appropriate due to changes in ownership structure (Atheros) and comparability from a business perspective (SanDisk).

Overall Process

After establishing the principles and amending the peer group as outlined above, the ECC then determined the amount of each compensation element for the named executive officers in a two-step process, as follows:

Work Step	Description
1. Evaluate each element of compensation separately	Ensure that each component of compensation meets the desired objectives for that element (i.e., base salary, target annual incentive and equity awards).
2. Review the value of the total compensation package to ensure consistency and appropriateness	Ensure that:

•   In aggregate, the total value of the compensation package is reasonable when compared against the peer group; and

•   Compensation is consistent with market practices and all decisions are based on the judgment of the members of the ECC.

As a starting point, the ECC reviewed competitive compensation market data collected and analyzed by Mercer from the compensation peer group described above. The compensation data represented the most recently available data at the conclusion of calendar year 2011.

Key Elements of Compensation for Fiscal 2013

Fiscal 2013 Salaries

Following the year-end assessment of named executive officer and company performance and a review of named executive officer compensation relative to our peer companies, the ECC approved named executive officer salary increases for fiscal 2013 ranging from 2.2% to 6.3% of salary. All resulting fiscal 2013 named executive officer salaries were below the median of peer company salary data (as available at the time that the ECC approved our fiscal 2013 compensation programs). Mr. Feller was not a named executive officer at the time of the assessment of fiscal 2013 named executive officer salaries. The table below reflects Mr. Feller’s fiscal 2013 salary for his role as Controller of MSI, which was not originally determined by the ECC. However, the ECC did ratify the salary upon Mr. Feller assuming the role of Interim CFO.

Executive	Fiscal 2013 Base Salary	Fiscal 2012 Base Salary	Fiscal 2013 % Increase
Dr. Sehat Sutardja	$850,000	$800,000	6.3%
Mr. Clyde R. Hosein	$480,000	$468,000	2.6%
Mr. Brad Feller[1]	$274,010	$265,000	3.4%
Dr. Pantas Sutardja	$425,000	$416,000	2.2%

(1)	At the time of Mr. Feller’s initial appointment as Interim CFO, Mr. Feller did not receive a salary increase to reflect his additional responsibilities. Following the conclusion of fiscal 2013, Mr. Feller was awarded an annualized supplemental salary increase of $50,000 retroactive to October 16, 2012 in recognition of his service as Interim CFO for an annualized base salary of $324,010 for the period between October 16, 2012 and April 1, 2013. This increase is reflected in the Summary Compensation Table disclosure. The $50,000 annualized supplemental salary increase will continue until conclusion of his service as Interim CFO but not be included for purposes of bonus calculation.

Fiscal 2013 Annual Incentive Plan

The fiscal 2013 annual incentive plan for officers was funded based on a combination of revenue and operating margin. The funding amount varied based on the achievement of goals at threshold, target and maximum. The funding formula was a pre-established, objective formula, and the fiscal 2013 incentive plan is intended to qualify under Section 162(m).

Level of Achievement	Revenue ($M)	Net Operating Profit ($M)	Net Operating Margin
Threshold	$3,000	$450	15%
Minimum	$3,525	$740	21%
Target	$3,882	$893	23%
Maximum	$4,333	$1,127	26%

After the annual funding level is determined, the ECC has full discretion to reduce payouts based on achievement of other quantitative and qualitative performance objectives. (A reduced payout to one participant cannot increase the payout to another participant.) The target and maximum amount of awards payable for each of our named executive officers is set forth in the table below.

Executive	Fiscal 2013 Base Salary	Target Annual Incentive Opportunity (% of Base Salary)		Annual Incentive Leverage as % of Target Opportunity [1]			Actual Fiscal 2013 Annual Incentive Payout (% of Target)
				Threshold Performance	Target Performance	Maximum Performance
Dr. Sehat Sutardja	$850,000	$1,275,000	(150%)	0%	100%	200%	0%
Mr. Clyde R. Hosein	$480,000	$384,000	(80%)	0%	100%	200%	0%
Dr. Pantas Sutardja	$425,000	$212,500	(50%)	0%	100%	200%	0%

(1)	Annual incentive payout is calculated using a straight line interpolation for performance between threshold and target or between target and maximum.

For fiscal 2013, achievement of operating margin goals resulted in funding of the executive officer Section 162(m) annual incentive plan at 25% of target. However, in light of the fiscal 2013 performance summarized in the section titled “Fiscal 2013 Business Highlights,” the ECC exercised its negative discretion and determined not to pay any annual incentive awards under the Section 162(m) annual incentive plan.

Mr. Feller is not included in the above table because he was not a participant in the fiscal 2013 Section 162(m) annual incentive plan as he was not a named executive officer at the time the plan goals were determined. Based on consideration of his overall individual performance, including his contributions related to the additional responsibilities assumed as Interim CFO, he received a bonus payout equal to $40,000.

Fiscal 2013 Long-Term Incentive Awards

Marvell’s compensation packages are designed to ensure that a substantial portion of named executive officer compensation is linked to incentivizing and rewarding the increase of our market capitalization through sustained share price growth. For fiscal 2013, the ECC decided to accomplish this objective by granting stock options as the primary equity award vehicle. Given that the fiscal 2012 equity awards were entirely in the form of stock options, including a majority with a substantial share price target vesting goal as described below, the ECC determined that it was appropriate for fiscal 2013 equity awards to also include a component of RSUs. In making the decision to not grant performance-based awards in fiscal 2013, the ECC also noted that a substantial portion (59%) of the named executive officer’s unvested outstanding equity at the end of fiscal 2012 consisted of performance-based awards.

Therefore, for fiscal 2013, named executive officers received two different equity vehicles:

•	Stock options that have a ten-year term and vest in equal installments over four years; and

•	RSUs that vest in equal installments over four years.

Each of the foregoing stock option and RSU awards were made pursuant to the 1995 Stock Plan and were granted on April 21, 2012 (which was a Saturday). The exercise price of each stock option award is equal to $15.20, the closing price of our common shares as reported on the NASDAQ Global Select Market on April 20, 2012.

The table below provides the number of shares underlying the equity awards granted on April 21, 2012:

	RSUs		Stock Options
Executive	Number	Grant Date Value	Number	Grant Date Value	Total Value
Dr. Sehat Sutardja	200,000	$3,040,000	1,500,000	$8,751,750	$11,791,750
Mr. Clyde R. Hosein	53,000	$805,600	340,000	$1,983,730	$2,789,330
Mr. Brad Feller	0	$0	112,500	$656,381	$656,381
Dr. Pantas Sutardja	42,000	$638,400	340,000	$1,983,730	$2,622,130

Marvell
Methodology	Black-Scholes
Grant Date	April 21, 2012
Exercise Price/FMV	$15.20
Volatility	43.8%
Expected Term	4.83 years
Dividend Yield	0%
Valuation	$5.83
Valuation of 1,500,000 Options	$8,751,750

The ECC positioned the long-term incentive plan such that the market positioning of the fiscal 2013 officer compensation packages would be consistent with the compensation philosophy and compensation principles discussed above. The table below presents the resulting positioning of fiscal 2013 compensation for our named executive officers using two methodologies:

(i) As a percentage of the median (50th percentile) of competitive compensation data collected for the fiscal 2013 peer group companies; and

(ii) As the percentile rank relative to competitive compensation data collected for the fiscal 2013 peer group companies.

The value attributed to the equity awards is equal to the grant date accounting value of the awards. The named executive officer competitive compensation positioning is relative to publicly disclosed compensation information for the fiscal 2013 peer group companies as available at the time that the ECC approved our fiscal 2013 compensation programs, and therefore reflects historical not current year compensation. For purposes of the table below, “AIP” means Annual Incentive Plan, “LTI” means Long-Term Incentive.

		As a % of Median of 2013 Peer Group Companies			Percentile Rank Relative to 2013 Peer Group Companies
Pay Element	Performance Assumption	Dr. Sehat Sutardja	Mr. Clyde Hosein	Dr. Pantas Sutardja	Dr. Sehat Sutardja		Mr. Clyde Hosein		Dr. Pantas Sutardja
Salary	—	99%	92%	94%	46	%ile	37	%ile	25	%ile
Total Cash Compensation (Salary + AIP)	Target AIP Payout	107%	82%	79%	63	%ile	33	%ile	<25	%ile
Total Cash Compensation (Salary + AIP)	Maximum AIP Payout	172%	119%	105%	>75	%ile	>75	%ile	53	%ile
Total Direct Compensation (Salary + AIP + LTI)	Target AIP Payout	135%	131%	115%	>75	%ile	69	%ile	73	%ile
Total Direct Compensation (Salary + AIP + LTI)	Maximum AIP Payout	147%	144%	122%	>75	%ile	>75	%ile	>75	%ile

Mr. Feller was not a named executive officer when the ECC initially determined fiscal 2013 named executive officer compensation; however, the ECC ratified his compensation (which was not changed from his compensation prior to becoming Interim CFO) after he assumed the role of Interim CFO.

Outstanding Performance-Based Awards

Prior to fiscal 2011, performance awards were granted in the form of stock options; for fiscal 2011, performance awards were granted in the form of RSUs which were subject to a two-year performance period and are no longer outstanding; for fiscal 2012, performance awards were granted in the form of market-based stock options; for fiscal 2013, no performance-based awards were issued to the named executive officers, as was the case in fiscal 2010.

The table below provides detailed information regarding outstanding performance-based awards by executive grant, including vesting conditions and number of shares vesting based on fiscal 2013 performance.

Executive	Fiscal Year of Grant	Total Number of Shares (options or RSUs) Granted in Grant Year (#)	Target Number of Shares That Could Have Vested For Fiscal 2013 Performance Period (#)	Performance Measure	Vesting Conditions	Actual Number of Shares Vested For Fiscal 2013 Performance Period (#)
Dr. Sehat Sutardja	2012	1,400,000 (options)	0	Share Price	Share price equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary; service through April 1, 2013	0
	2009	390,000 (options)	292,500	Relative Operating Margin	Operating margin is at or above the 60th percentile of a Performance Peer Group (listed below)	0
Mr. Clyde R. Hosein[1]	2012	300,000 (options)	0	Share price	Share price equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary; service through April 1, 2013	0
	2009	200,000 (options)	40,000	EPS	EPS of $1.28 or more (2x baseline EPS for 12 months ended May 2009)	0
Mr. Brad Feller	2012	50,000 (options)	0	Share Price	Share price equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary; service through April 1, 2013	0
Dr. Pantas Sutardja	2012	300,000 (options)	0	Share Price	Share price equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary; service through April 1, 2013	0

(1)	Mr. Hosein’s outstanding equity was canceled in fiscal 2013 due to his decision to resign from his role as Chief Financial Officer.

Share Price

Performance-based stock options have a ten-year term and vest contingent on the achievement of a stringent average stock price hurdle before April 29, 2016. If the closing price of our common shares as reported by the NASDAQ Global Select Market equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary of the date of grant (the “Trigger Event”), then 100% of the shares subject to the option will vest on the date of the Trigger Event, subject to continued service through both the date of the Trigger Event and April 1, 2013. Each of the performance-based stock options will immediately expire if the Trigger Event does not occur prior to the 5th anniversary of the date of grant.

Relative Operating Margin

Pursuant to the terms of the grant made to Dr. Sehat Sutardja, the 2009 performance-based stock option will vest based on our Modified GAAP Operating Margin (defined below) as measured over five annual performance periods. In each of the first four annual performance periods, beginning with fiscal 2010 and ending with fiscal 2013, 25% of the option shares (or 97,500 shares), may vest depending on actual performance as measured against the following performance objectives:

•

Full vesting of an annual tranche occurs if, for each annual performance period, the Modified GAAP Operating Margin (defined below) for such fiscal year is equal to or greater than the 60th percentile of the comparably calculated operating margin for the four consecutive fiscal quarters ending on or before our fiscal year end for the companies in our “Performance Peer Group” (listed below). If we do not meet the Modified GAAP Operating Margin (defined below) target for any annual performance period, then the option shares otherwise eligible for vesting in such period are to be carried forward to the next performance period and aggregated with the option shares eligible to vest during that period and may vest upon achievement of the subsequent year’s performance objectives. For purposes of this performance-based stock option, the Performance Peer Group consists of Altera Corporation, Analog Devices, Inc., Broadcom Corporation, LSI Corporation, Micron Technology, Inc., National Semiconductor Corporation, NVIDIA Corporation, SanDisk Corporation, UTStarcom, Inc. and Xilinx, Inc. If there are less than eight companies remaining in the Performance Peer Group for any performance period, the Performance Peer Group will be expanded to include all of the U.S.-based publicly traded companies in the Philadelphia Stock Exchange’s Semiconductor Index at that point in time; and

•

If, at the end of fiscal 2013, any option shares remain unvested, then such option shares may vest in a final annual performance period covering fiscal 2014 if the Modified GAAP Operating Margin for such fiscal year is equal to or greater than the 60th percentile of the comparably calculated operating margin for the four consecutive fiscal quarters ending on or before our fiscal year-end for the companies in our “Performance Peer Group.”

For purposes of this performance-based stock option award, “Modified GAAP Operating Margin” with respect to a company shall mean its operating margin determined by adjusting operating margin calculated under generally accepted accounting principles (“GAAP”) to exclude the impact of (i) non-cash stock-based compensation charges recognized under FASB ASC Topic 718 and (ii) non-cash acquisition-related charges, including intangible amortization and in-process research and development charges.

EPS

Mr. Hosein’s performance-based stock option award granted in connection with the commencement of his employment in fiscal 2009 vests upon our achievement of non-GAAP earnings per share (“EPS”) equaling or exceeding 200% of the baseline EPS. Performance is measured over six one-year performance periods with the first performance period beginning with the first fiscal quarter after Mr. Hosein commenced employment. For the first five performance periods, 20% of the option shares plus any option shares that did not vest in a prior performance period will vest if our actual non-GAAP EPS equal or exceed 200% of the baseline. In the sixth performance period, any option shares that did not vest in a prior performance period will vest if our actual pro forma EPS equals or exceeds 200% of the baseline. Non-GAAP EPS excludes the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits. Baseline EPS equals the non-GAAP EPS for the four fiscal quarters immediately preceding the fiscal quarter of Mr. Hosein’s commencement of employment, which was $1.28 per share. Mr. Hosein’s performance-based stock option award was canceled upon his resignation as Chief Financial Officer in October 2012.

Actual Performance and Vesting

During fiscal 2013, we measured the financial performance associated with each named executive officer’s respective stock option awards and determined the number of stock options that vest for the fiscal 2013 performance period based on each grant. For a reconciliation of non-GAAP operating margin and Modified GAAP Operating Margin, please see Annex A to this proxy statement.

•	The Trigger Event for the performance-based stock options that have a ten-year term and vest contingent on the achievement of a stringent average stock price has not been met;

•

In the case of the fiscal 2009 performance-based option award for Dr. Sehat Sutardja, the Modified GAAP Operating Margin performance (15.1%) was not equal to or greater than the 60th percentile of the comparably calculated peer group operating margin for the four consecutive fiscal quarters ending before our fiscal year. As a result, the tranche did not vest and will roll forward to fiscal 2014; and

•

In the case of the performance-based option granted to Mr. Hosein in fiscal 2009, the target EPS per the option agreement was $1.28, and actual pro forma EPS for the four quarters ended July 30, 2010 was $1.08 per share. As a result, the performance target was not met.

Benefits

Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan. They participate in these plans on the same terms and conditions as our other salaried employees. Beginning in January 2011, the employees’ contributions are matched dollar for dollar up to a maximum of $500 for each quarter of the calendar year.

We also offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our 2000 Employee Stock Purchase Plan, as amended and restated (the “ESPP”). Employees who own more than 5% of our stock may not participate in the ESPP, so Dr. Sehat Sutardja and Dr. Pantas Sutardja are not eligible to participate in the ESPP. Except as described in the following paragraph, named executive officers did not receive any employee benefits or perquisites in fiscal 2013 other than the employee benefits and perquisites provided to all employees.

The ECC has approved a formal policy for personal use of our corporate jet. This policy permits personal use of our corporate jet only by Dr. Sehat Sutardja, as our President and Chief Executive Officer. Dr. Sehat Sutardja may use our jet for three personal round trip flights annually. Any additional personal use of our corporate jet by Dr. Sehat Sutardja requires the approval of the ECC. For purposes of the three round trip limitation, a multi-stop trip will be considered one round trip flight. Dr. Sehat Sutardja may be accompanied by his family and friends and any persons involved in a charitable interest of Dr. Sehat Sutardja or he may permit any of these people to use the jet in his place within the guidelines. During fiscal 2013, Dr. Sehat Sutardja did not make use of the jet for any personal flights.

Other Considerations

Risk Considerations

During fiscal year 2013, the ECC requested of Mercer, and later discussed with management, an assessment of our compensation programs for (i) the named executive officers, (ii) the broad-based population and (iii) sales professionals. The purpose of the review was to determine whether such programs might encourage inappropriate risk taking that could result in a material adverse effect. Mercer, with the help of management, reviewed these programs considering:

•	Pay mix;

•	Caps on incentive pay;

•	Performance measures;

•	Funding mechanisms; and

•	Plan governance.

The annual risk assessment specifically noted that:

•	Our emphasis on long-term incentives for named executive officers, as described above, minimizes large windfalls based on short-term performance;

•	As discussed elsewhere, annual incentives are paid pursuant to fixed, pre-established financial and strategic objectives, consistent with the requirements of Section 162(m);

•

Drs. Sehat and Pantas Sutardja collectively owned approximately 20% of our outstanding common shares as of April 1, 2013. This strongly aligns the financial interests of the two executives with that of shareholders. We have executive stock ownership guidelines that apply to all named executive officers and, in general, strong corporate governance features that provide protection against possible windfall payouts to the named executive officers;

•

Broad-based incentive plans do not provide any incentive for material short-term risk taking. They contain individual caps with manager and Chief Executive Officer approval required, thus mitigating the opportunity for windfall payouts; and contain three layers of performance measures, thus mitigating the ability to impact short-term results by excessive risk taking. The analysis did note that the funding design of the broad-based plan could potentially result in maximum funding for very high revenue growth at marginally above-threshold operating margin numbers. However, Mercer and management believed that this might constitute a material risk only in very extreme circumstances; and

•

Sales incentive plans emphasized moderate levels of annual bonuses, thus reducing the incentive for sales personnel to focus on sales that might have an adverse effect on us. Mercer did note that sales plans were uncapped, but also noted that managers have discretion to allocate awards, thus lessening the opportunity for participants to receive highly leveraged annual cash awards. Mercer also found that because commissions are not based on individual volume or revenue, there is little incentive for sales personnel to undercut our pricing. Additionally, pricing responsibility does not rest with the sales personnel.

Based on such assessment, the ECC concluded that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Employment Agreements

We do not have any employment, change-in-control, or severance agreements or arrangements with any of our named executive officers. This enables us to terminate their employment with flexibility as to the terms of any severance arrangement.

We entered into an employment agreement with Mr. Hosein in fiscal 2009 as a necessary inducement for his acceptance of his position with us, including provisions for his severance and change-in-control severance benefits. The terms of the employment agreement were determined based on negotiations between our board of directors and Dr. Sehat Sutardja, who received input from the ECC. The ECC reviewed market data at the time of the negotiations to better understand the market range for the various compensation elements, but the market data was used to primarily contrast the negotiated compensation with current competitive practice. For a further description of Mr. Hosein’s employment agreement, see the section entitled “Employment Contracts and Change-in-Control Arrangements” below.

Equity Grant Practices

Our board of directors has adopted a policy with respect to our stock option grant practices. Our current policy covers, among other things, the following:

All stock option grants must have an exercise price per share no less than the per share fair market value of our common shares on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

The ECC or a subcommittee thereof has the authority to approve equity grants to employees, provided that only the ECC (and not a subcommittee) may approve equity grants to our executive officers.

Equity grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the second month following the month of the new employees’ date of hire. These awards may only be made by the ECC or a subcommittee of the ECC, and are typically based upon the recommendation of the Chief Executive Officer. It is Marvell’s policy for equity grants to newly hired employees to vest over five years.

Annual focal equity grants to employees are generally made after the annual performance review process is completed and are scheduled to be made no later than the last Friday of our fiscal month in April in each calendar year, provided that such grants shall not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If focal awards have not been granted by the last Friday of the fiscal month of April, then focal awards are to be granted during an ‘open window’ as set forth in our insider trading policy. Other than with respect to annual focal equity grants, grants to named executive officers must be made during an ‘open window.’ It is Marvell’s policy for focal grants to vest over four years.

Management regularly reviews share usage (run rate), potential dilution and total cost of equity grants with the ECC, relative to internal and external benchmarks, to ensure that share usage is carefully and appropriately managed. The table below shows the company run rate for the three most recent fiscal years (all shares granted are in thousands):

	Share-Based Run Rate (All Stock Options and RSUs Granted)		Stock Option Equivalent Based Run Rate (2:1 Option to Full Value Share Conversion)
Fiscal Year	# Granted	% Average Common Shares Outstanding	# Stock Option Equivalents	% Average Common Shares Outstanding
2013	14,411	2.83%	21,781	4.28%
2012	13,503	2.22%	20,380	3.35%
2011	6,736	1.04%	11,454	1.77%
2010	1,897	0.30%	1,975	0.32%

Policy Concerning Recoupment of CEO and CFO Bonuses Following Restatements

In the event of a restatement of our financial results, where a bonus was paid to the CEO and/or the CFO based on financial results that were subject to the restatement and there is finding by a majority of the disinterested members of our board of directors at the time of the restatement that the restatement was due, in whole or in part, to the gross recklessness or intentional misconduct of either the CEO or CFO, respectively, our board of directors shall review all such bonuses for the period(s) in which the results were restated. If such bonuses would have been lower had they been calculated based on the restated results, our board of directors will, to the extent permitted under applicable law, seek to recoup for the benefit to us of all such bonuses paid to the CEO and/or CFO, as applicable. This policy shall apply in addition to any right of recoupment against the CEO and the CFO under Section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Guidelines for Executive Officers

Our board of directors has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other shareholders. These guidelines were amended in March 2012 to provide that, within a five-year period, executive officers should have actual ownership of common shares equal in value to six times the annual base salary for the CEO and two times their respective annual base salary for the other named executive officers. Our board of directors reviews progress against these guidelines annually and updates them as appropriate. Each of our named executive officers had either satisfied these ownership guidelines or had time remaining to do so as of April 26, 2013.

Role of Consultants

The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. In fiscal 2013, the ECC engaged Mercer. Mercer serves at the discretion of the ECC to provide analysis, advice and guidance with respect to compensation.

During fiscal year 2013, the SEC issued new rules under the Dodd-Frank Act concerning compensation consultant independence. Under these rules the ECC must determine whether any work completed by a compensation consultant raised any conflict of interest after taking into account six independence-related factors. The ECC has reviewed these six factors in their totality as they apply to Mercer and determined that no conflict of interest exists.

Tax Considerations

Section 162(m) places a $1 million limit on the amount of compensation we can deduct in any one year for compensation paid to the chief executive officer and other named executive officers employed by us at the end of the year (other than our chief financial officer). The ECC considers the potential effects of Section 162(m) on the compensation paid to our named executive officers.

We have determined that, for fiscal 2013, the compensation earned by each of our named executive officers is deductible by us under Section 162(m), except for a portion of the compensation earned by Dr. Sehat Sutardja that was in excess of $1 million.

While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the ECC intends to maintain an approach to executive compensation that strongly links pay to performance. While the ECC had not adopted a formal policy regarding the tax deductibility of the compensation paid to Dr. Sehat Sutardja and our other named executive officers for 2013, the ECC intends to review the tax deductibility under Section 162(m) of executive compensation. However, the ECC may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives. In fiscal 2011, we obtained approval for a plan intended to comply with Section 162(m) and established a fiscal 2013 incentive compensation program to qualify under Section 162(m). Going forward, compensation decisions related to non-equity bonuses will be designed to qualify under Section 162(m), with the exception of any discretionary awards that the ECC believes are necessary and appropriate to reward and retain the named executive officers.

Section 409A of the Code (“Section 409A”) imposes taxes in the event that an employee, including a named executive officer, receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain severance arrangements and equity awards. Consequently, to assist our employees in avoiding the taxes imposed by Section 409A, we have structured our equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting Considerations

We are required to estimate and record an expense for each equity award over its vesting period. The ECC reviews the effect of the compensation expense under FASB ASC 718 for equity compensation to the named executive officers.

Insider Trading/Anti-Hedging

All employees, officers and directors of, and consultants and contractors to, Marvell or any of its subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the work-place and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities or in trading market exchanged “derivative securities” tied to our securities.

In April 2008, our board of directors amended our insider trading policy to permit Rule 10b5-1 trading plans. Other than Dr. Pantas Sutardja, who adopted a Rule 10b5-1 trading plan in January 2012, none of our named executive officers have implemented a Rule 10b5-1 plan.

Key Fiscal 2014 Compensation Program Changes

For fiscal 2014, Marvell made significant efforts to adapt its compensation philosophy and principles to respond to shareholder feedback; continue to promote better alignment of the interests of named executive officers, broader employee groups and shareholders; and reward the achievement of key strategic goals.

Fiscal 2014 Peer Group Revision

During fiscal 2013, the ECC responded to shareholder feedback by reviewing its pre-existing peer group for alignment with companies that are similar in revenue, industry segment and/or which compete with us for talent. Following its review, the ECC made changes to the peer group, as described below. In addition, the ECC acknowledges that the peer group should continue to evolve in tandem with Marvell’s evolving size, performance, and business strategy. As a result, the ECC will continue monitoring the peer group to ensure that peers are similar in terms of revenue, industry segment and/or competition for talent. The ECC utilized competitive market compensation data based on the practices of the revised peer group to guide fiscal 2014 pay decision:

Peer Group for Fiscal 2014

Company	Status for Fiscal 2014 Peer Group
Adobe Systems Incorporated	Remained Peer
Advanced Micro Devices, Inc.	Remained Peer
Altera Corporation	New Peer
Analog Devices, Inc.	Remained Peer
Broadcom Corporation	Remained Peer
Juniper Networks, Inc.	Remained Peer
LSI Corporation	Remained Peer
NetApp, Inc.	Remained Peer
NVIDIA Corporation	Remained Peer
QUALCOMM Incorporated	Remained Peer
Xilinx, Inc.	Remained Peer
Texas Instruments Inc	Removed

Description of Fiscal 2014 Peer Group

•

Consists of semiconductor companies and other similarly-sized companies in the technology industry the ECC believed to be generally comparable to us in terms of revenue, EBITDA margin and market value.

Changes from Fiscal 2013 Peer Group

•	The ECC took the following actions related to Marvell’s fiscal 2014 peer group:

•	Removed Texas Instruments Inc. due to concerns over company’s current size relative to that of Marvell’s;

•	Included Altera Corporation, a smaller company relative to Marvell’s size but one with which Marvell competes for talent; and

•

Kept Broadcom Corporation as a peer despite company’s current size relative to that of Marvell’s because the ECC determined the company to be a direct competitor with Marvell, both in terms of business and talent.

Fiscal 2014 Salaries

Following the year-end assessment of officer and company performance, a study of officer compensation relative to the peer companies and a review of shareholder feedback, the ECC decided to approve no salary increase for the CEO and CTO for fiscal 2014, resulting in salaries below the median of peer company salary data (as available at the time that the ECC approved our fiscal 2014 compensation programs). As of April 1, 2013, Mr. Feller’s base salary for his role as Controller was increased from $274,010 to $285,000 and the ECC also agreed to continue to provide an additional supplemental $50,000 annualized compensation as long as he serves in his capacity as Interim CFO.

Fiscal 2014 Annual Incentive Plan

Similar to the fiscal 2013 plan, the fiscal 2014 annual incentive plan for officers will be funded based on achievement of aggressive revenue and operating profit goals. In response to shareholder feedback, the ECC agreed to institute much more challenging performance goals for the officers, further working to align executive pay with company performance. The fiscal 2014 incentive plan is intended to qualify under Section 162(m). The target and maximum amount of awards payable for each of our named executive officers is set forth in the table below:

Executive	Fiscal 2014 Base Salary	Target Annual Incentive Opportunity	Maximum Annual Incentive Opportunity
Dr. Sehat Sutardja	$850,000	$318,750 (37.5% of Base Salary)	$1,275,000 (150.0% of Base Salary)
Mr. Brad Feller[1]	$285,000	$28,500 (10.0% of Base Salary)	$114,000 (40.0% of Base Salary)
Dr. Pantas Sutardja	$425,000	$53,125 (12.5% of Base Salary)	$212,500 (50.0% of Base Salary)

(1)	Mr. Feller’s annual incentive opportunity is based on his fiscal 2014 Controller base salary of $285,000, which excludes the supplemental $50,000 in his capacity as Interim CFO.

Fiscal 2014 Long-Term Incentive Awards

Marvell’s compensation packages are designed to ensure that a substantial portion of named executive officer compensation is linked to incentivizing and rewarding the increase of our market capitalization through sustained company performance and share price growth. For fiscal 2014 and in response to shareholder feedback, the ECC decided to accomplish this objective by granting the following:

•	75% of equity granted in the form of options; and;

•	25% of equity granted in the form of RSUs.

Therefore, for fiscal 2014, named executive officers received two different equity vehicles:

•	Stock options that have a ten-year term and vest over three years starting on April 1, 2015; and

•	RSUs that vest in full on April 1, 2014.

Each of the foregoing stock option and RSU awards were made pursuant to the 1995 Stock Plan and were granted on April 30, 2013. The exercise price of each stock option award is equal to $10.76, the closing price of our common shares as reported on the NASDAQ Global Select Market on April 30, 2013.

The table below provides the number of shares underlying the equity awards granted on April 30, 2013:

	RSUs		Stock Options
Executive	Number	Grant Date Value	Number	Grant Date Value	Total Value
Dr. Sehat Sutardja	200,000	$2,104,000	1,500,000	$5,112,450	$7,216,450
Mr. Brad Feller [1]	4,000	$42,080	45,000	$153,374	$195,454
Dr. Pantas Sutardja	20,000	$210,400	150,000	$511,245	$721,645

(1)	Mr. Feller’s options consist of 30,000 time-based options and 15,000 supplemental options for his service as Interim CFO. The supplemental options will vest 50% per year over two years.

The ECC intends that the market positioning of the fiscal 2014 officer compensation packages will be consistent with the compensation philosophy and compensation principles discussed above. The table below presents the resulting positioning of fiscal 2014 compensation for our named executive officers using two methodologies:

(i)	As a percentage of the median (50th percentile) of competitive compensation data collected for the 2014 peer group companies; and

(ii)	As the percentile rank relative to competitive compensation data collected for the 2014 peer group companies.

The value attributed to the equity awards is equal to the grant date accounting value of the awards. The competitive compensation positioning for our named executive officers is relative to publicly disclosed compensation information for the 2014 peer group companies as available at the time that the ECC approved our fiscal 2014 compensation programs, and therefore reflects historical not current year compensation. For purposes of the table below, “AIP” means Annual Incentive Plan, “LTI” means Long-Term Incentive. Mr. Feller is excluded from the table below as he remains in the role of Interim CFO and Controller and was not formally compared to peer group data when determining fiscal 2014 compensation. However, if Mr. Feller had been compared to peer group CFOs, his fiscal 2014 target total direct compensation would be lower than all peer CFOs.

		As a % of Median of 2014 Peer Group Companies		Percentile Rank Relative to 2014 Peer Group Companies
Pay Element	Performance Assumption	Dr. Sehat Sutardja	Dr. Pantas Sutardja	Dr. Sehat Sutardja	Dr. Pantas Sutardja
Salary	—	94%	97%	38th	22nd
Total Cash Compensation (Salary + AIP)	Target AIP Payout	55%	51%	1st	1st
Total Cash Compensation (Salary + AIP)	Maximum AIP Payout	100%	68%	50th	7th
Total Direct Compensation (Salary + AIP + LTI)	Target AIP Payout	74%	41%	37th	1st
Total Direct Compensation (Salary + AIP + LTI)	Maximum AIP Payout	82%	46%	41st	3rd

Compensation Committee Report

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

The ECC for fiscal 2013 consisted of the following members: Dr. Gromer, Dr. Hsu (until his resignation on June 28, 2012), Dr. Kassakian and Mr. Krueger. Dr. Thakur was appointed to the ECC on March 21, 2013.

The ECC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the ECC has recommended to our board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 and this proxy statement.

Respectfully submitted by the members of the ECC of our board of directors:

Dr. Juergen Gromer (Chair)

Dr. John G. Kassakian

Mr. Arturo Krueger

Dr. Randhir Thakur

Summary Compensation Table for Fiscal 2013, 2012 and 2011

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Dr. Sehat Sutardja	2013	841,346	(5)	—	3,040,000		8,751,750	—	—	1,517	(6)	12,634,613
President and Chief Executive Officer	2012	783,076	(7)	—	—		11,324,040	180,000	—	283,056	(8)	12,570,172
	2011	691,731	(9)	1,200,000	6,489,747		2,443,275	—	—	5,186	(10)	10,829,939

Brad D. Feller (11)	2013	287,642	(12)	40,000	—		656,381	—	—	2,598	(13)	986,621
Interim Chief Financial Officer

Dr. Pantas Sutardja	2013	423,442	(14)	—	638,400		1,983,730	—	—	3,517	(15)	3,049,089
Vice President, Chief Technology Officer and Chief Research and Development Officer	2012	413,292	(16)	—	—		2,426,580	24,960	—	156,030	(17)	3,020,862
	2011	400,000		180,000	446,794	(18)	488,655	—	—	2,990	(19)	1,518,439

Clyde R. Hosein (20)	2013	348,692	(21)	—	805,600		1,983,730	—	—	75,813	(22)	3,213,835
Former Chief Financial Officer	2012	464,953	(23)	—	—		2,426,580	56,160	—	5,964	(24)	2,953,657
	2011	450,000		337,500	899,592		781,848	—	—	4,810	(25)	2,473,750

(1)	The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.
(2)	The dollar value of the options shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation assumptions used in the calculations, see Note 12 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report Form 10-K for fiscal 2013. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model.
(3)	Companies make different assumptions regarding the volatility input when determining the estimated grant date fair value of stock option awards in accordance with FASB ASC Topic 718. We used an equally weighted combination of historical stock price volatility and implied volatility in our financial statements beginning in fiscal 2012, while prior to fiscal 2012 we used the historical volatility in our financial statements. The implied volatility is derived from traded options on our stock in the marketplace and the historical volatility is based on the actual historical changes in our stock price over an extended period of time prior to the grant. Because many companies use only an implied volatility, which is based on the level of volatility assumed in the market prices of freely traded options as of the date of grant, we believe it is useful to provide investors with what the value of stock option awards would be had we used only implied volatility as an input for comparative purposes. The following table presents the grant date fair value of our stock option awards in fiscal 2013 assuming an implied volatility of 37% (compared to a blended implied and historical volatility of 44%), and the grant date fair value of our stock option awards in fiscal 2012 assuming an implied volatility of 34% (compared to a blended implied and historical volatility of 42%).

Named Executive Officer	Fiscal Year	Option Awards Calculation Using Blended Volatility ($)	Option Awards Calculation Using Implied Volatility ($)	(Decrease) to Total Compensation Using Implied Volatility ($)
Dr. Sehat Sutardja	2013	8,751,750	7,581,000	(1,170,750)
Dr. Sehat Sutardja	2012	11,324,040	9,200,448	(2,123,592)
Brad D. Feller	2013	656,381	568,575	(87,806)
Dr. Pantas Sutardja	2013	1,983,730	1,718,360	(265,370)
Dr. Pantas Sutardja	2012	2,426,580	1,971,525	(455,055)
Clyde R. Hosein	2013	1,983,730	1,718,360	(265,370)
Clyde R. Hosein	2012	2,426,580	1,971,525	(455,055)

(4)	The amounts shown in this column represent annual cash incentive awards made to the named executive officers under our Executive Incentive Performance Plan, which is Section 162(m) compliant. Further information regarding the fiscal 2013 awards is included in the section entitled “Key Elements of Executive Compensation for Fiscal 2013-Fiscal 2013 Annual Incentive Plan” in the Compensation Discussion and Analysis above. No awards were made under this performance plan in fiscal 2013.
(5)	On April 21, 2012, the ECC approved an increase to Dr. Sehat Sutardja’s annual salary from $800,000 to $850,000 effective as of April 1, 2012.
(6)	This amount includes premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,517.
(7)	On April 29, 2011, the ECC approved an increase to Dr. Sehat Sutardja’s annual salary from $700,000 to $800,000 effective as of April 1, 2011.

(8)	This amount includes premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,518 and cash out of accrued vacation of $1,538. In addition, we filed notification and report forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and paid related filing fees of $280,000 required by the delivery of Marvell common shares to Dr. Sehat Sutardja and Ms. Weili Dai in connection with the exercise of stock options provided pursuant to the 1995 Stock Plan. Dr. Sehat Sutardja and Ms. Dai are husband and wife.
(9)	On April 12, 2010, the ECC approved an increase to Dr. Sehat Sutardja’s annual salary from $657,000 to $700,000 effective as of April 1, 2010.
(10)	This amount includes a premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,031 and incremental cost for personal use of the company-leased corporate jet. The total incremental cost as estimated by us for the personal use of the corporate aircraft was $4,155, including aircraft costs for fuel, fees for landing and parking and pilot expenses for food, hotels and car rental. During fiscal 2011, Dr. Sehat Sutardja was accompanied on a business trip by two passengers that were attributable for tax purposes to his personal use. For more information regarding the corporate aircraft policy, please see the section entitled “Elements of Executive Compensation-Benefits” in the Compensation Discussion and Analysis above.
(11)	Mr. Feller was appointed as Interim Chief Financial Officer effective as of October 16, 2012.
(12)	At the time of Mr. Feller’s initial appointment as Interim CFO, Mr. Feller did not receive a salary increase to reflect his additional responsibilities. Following the conclusion of fiscal 2013, Mr. Feller was awarded an annualized supplemental salary increase of $50,000 retroactive to October 16, 2012 in recognition of his service as Interim CFO for an annualized base salary of $324,010 for the period between October 16, 2012 and April 1, 2013. The $50,000 annualized salary increase will continue until conclusion of his service as Interim CFO.
(13)	This amount includes matching contributions to 401(k) of $2,000 and premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $598.
(14)	On April 21, 2012, the ECC approved an increase to Dr. Pantas Sutardja’s annual salary from $416,000 to $425,000 effective as of April 1, 2012.
(15)	This amount includes matching contributions to 401(k) of $2,000 and premium for basic life insurance of 2.5 times annual salary up to $600,000 of $1,517.
(16)	On April 29, 2011, the ECC approved an increase to Dr. Pantas Sutardja’s annual salary from $400,000 to $416,000 effective as of April 1, 2011.
(17)	This amount includes matching contributions to 401(k) of $2,000, cash out of accrued vacation of $28,000 and premium for basic life insurance of 2.5 times annual salary up to $600,000 of $1,030. In addition, we also filed notification and report forms pursuant to the HSR Act and paid related filing fees of $125,000 required by the delivery of Marvell common shares to Dr. Pantas Sutardja in connection with the vesting of RSUs provided pursuant to the 1995 Stock Plan.
(18)	A performance-based RSU award was made on April 12, 2010 for 100,000 shares that was not included in the calculation consistent with the estimate of aggregate compensation cost we recognized over the service period under FASB ASC Topic 718. The grant date fair value of this award assuming that the highest level of performance conditions would have been achieved was $2,114,000. The performance criteria for this award were not met and 100,000 shares subject to the award were cancelled.
(19)	This amount includes matching contributions to 401(k) of $2,000 and premium for basic life insurance of 2.5 times annual salary up to $600,000 of $990.
(20)	Mr. Hosein resigned as Chief Financial Officer and Secretary effective as of October 16, 2012.
(21)	On April 21, 2012, the ECC approved an increase to Mr. Hosein’s annual salary from $468,000 to $480,000 effective as of April 1, 2012.
(22)	This amount includes matching contributions to 401(k) of $1,500, opt out of medical insurance benefit of $2,192, premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,109 and cash out of accrued vacation upon Mr. Hosein’s resignation of $71,012.
(23)	On April 29, 2011, the ECC approved an increase to Mr. Hosein’s annual salary from $450,000 to $468,000 effective as of April 1, 2011.
(24)	This amount includes matching contributions to 401(k) of $2,000, opt out of medical insurance benefit of $2,446 and premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,518.
(25)	This amount includes matching contributions to 401(k) of $2,000, opt out of medical insurance benefit of $1,292 and premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,518.

Grants of Plan-Based Awards in Fiscal 2013

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (4) (5)
		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
Dr. Sehat Sutardja	04/21/2012	—	—	—	—	—	—	—	1,500,000	15.20	8,751,750
	04/21/2012	—	—	—	—	—	—	200,000	—	—	3,040,000
	04/26/2012	0	1,275,000	2,550,000	—	—	—	—	—	—	—

Brad D. Feller	04/21/2012	—	—	—	—	—	—	—	112,500	15.20	656,381

Dr. Pantas Sutardja	04/21/2012	—	—	—	—	—	—	—	340,000	15.20	1,983,730
	04/21/2012	—	—	—	—	—	—	42,000	—	—	638,400
	04/26/2012	0	212,500	425,000	—	—	—	—	—	—	—

Clyde R. Hosein (6)	04/21/2012	—	—	—	—	—	—	—	340,000	15.20	1,983,730
	04/21/2012	—	—	—	—	—	—	53,000	—	—	805,600
	04/26/2012	0	384,000	768,000	—	—	—	—	—	—	—

(1)	The amounts represent the threshold, target and maximum dollar payouts under our Executive Incentive Performance Plan for fiscal 2012. The payment for threshold performance ranges from 0% to 200% of target. This plan is intended to qualify under Section 162(m). The following targets were approved for each of the named executive officers: Dr. Sehat Sutardja (150% of base salary); Dr. Pantas Sutardja (50% of base salary); and Clyde R. Hosein (80% of base salary). There were no payments made under this performance plan for fiscal 2013. Mr. Feller did not participate in this plan. Further information regarding this plan is included in the section entitled “Elements of Executive Compensation-Fiscal 2013 Annual Incentive Plan” in the Compensation Discussion and Analysis above.
(2)	Amounts shown represent RSUs issued under the 1995 Stock Plan that will, in general, vest in four equal annual installments upon the named executive officer’s completion of each year of service over a four-year service period, measured from April 1, 2012.
(3)	Amounts shown represent options issued under the 1995 Stock Plan that will, in general, vest and become exercisable in four equal annual installments upon the named executive officer’s completion of each year of service over a four-year service period, measured from April 1, 2012. The options have a term of 10 years from the date of grant.

(4)	The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.

The dollar value of the options shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation assumptions used in the calculations, see Note 12 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report Form 10-K for fiscal 2013. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(5)	Companies make different assumptions regarding the volatility input when determining the estimated grant date fair value in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model. For additional details on the difference between the aggregate value of fiscal 2012 stock option awards using a blended volatility and implied volatility, see note (3) to the Summary Compensation Table for Fiscal 2013, 2012 and 2011.
(6)	Mr. Hosein resigned as Chief Financial Officer and Secretary effective as of October 16, 2012. Each of the awards in the table above was cancelled upon his resignation.

Outstanding Equity Awards at Fiscal 2013 Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Plan Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Dr. Sehat Sutardja	1,000,000	(1)	—		—		10.91	12/26/2013	—		—		—	—
	292,000	(2)	—		—		34.3750	3/10/2016	—		—		—	—
	162,000	(3)	—		—		24.7950	5/25/2016	—		—		—	—
	235,000	(4)	—		—		14.01	12/28/2017	—		—		—	—
	226,800	(5)	—		—		14.01	12/28/2017	—		—		—	—
	97,500	(6)	—		292,500	(6)	6.84	12/18/2018	—		—		—	—
	300,000	(7)	—		—		6.84	12/18/2018	—		—		—	—
	—		—		—		—	—	50,000	(8)	475,000	(9)	—	—
	125,000	(10)	125,000	(10)	—		21.14	4/12/2020	—		—		—	—
	175,000	(11)	525,000	(11)	—		15.425	4/29/2021	—		—		—	—
	—		—		1,400,000	(12)	15.425	4/29/2021	—		—		—	—
	—		—		—		—	—	200,000	(13)	1,902,000	(9)	—	—
	—		1,500,000	(14)	—		15.20	4/21/2022	—		—		—	—

Brad D. Feller	32,666	(15)	7,334	(15)	—		6.49	11/07/2018	—		—		—	—
	7,500	(10)	7,500	(10)	—		21.14	4/12/2020	—		—		—	—
	—		—		—		—	—	3,750	(8)	35,662	(9)	—	—
	1,250	(11)	3,750	(11)	—		15.425	4/28/2021	—		—		—	—
	—		—		50,000	(12)	15.425	4/29/2021	—		—		—	—
	—		—		—		—	—	6,000	(16)	57,060	(9)	—	—
	—		112,500	(14)	—		15.20	4/21/2022	—		—		—	—

Dr. Pantas Sutardja	2,518,332	(17)	—		—		10.91	12/26/2013	—		—		—	—
	218,000	(2)	—		—		34.3750	3/10/2016	—		—		—	—
	96,000	(4)	—		—		14.01	12/28/2017	—		—		—	—
	101,000	(5)	—		—		14.01	12/28/2017	—		—		—	—
	120,000	(7)	—		—		6.84	12/18/2018	—		—		—	—
	—		—		—		—	—	10,000	(8)	95,100	(9)	—	—
	25,000	(10)	25,000	(10)	—		21.14	4/12/2020	—		—		—	—
	37,500	(11)	112,500	(11)	—		15.425	4/29/2021	—		—		—	—
	—		—		300,000	(12)	15.425	4/29/2021	—		—		—	—
	—		—		—		—	—	42,000	(13)	399,420	(9)	—	—
	—		340,000	(14)	—		15.20	4/21/2022	—		—		—	—

Clyde R. Hosein	—		—		—			—	—		—		—	—

(1)	These options were fully vested on August 26, 2006. On December 27, 2006, Dr. Sehat Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with FASB ASC 718. On May 6, 2007, Dr. Sehat Sutardja agreed to reduce the number of shares received in his December 26, 2003 grant by 2,000,000 post-split shares.
(2)	Fully vested on January 31, 2009.
(3)	Fully vested on May 25, 2008.
(4)	Fully vested on June 1, 2011.

(5)	Pursuant to the terms of the performance-based stock option agreements with Drs. Sehat Sutardja and Pantas Sutardja, the applicable target EPS for fiscal 2011 was attained and these options were fully vested on March 30, 2011.
(6)

This option is subject to the performance-based vesting in four separate and equal annual performance tranches (each a “Tranche”) of 97,500 unvested options. Each Tranche will be associated with one of four complete fiscal years, beginning with our fiscal year 2010 and ending with our fiscal year 2013. The Tranche for any fiscal year will become vested and fully exercisable as of the prescribed due date on which our Annual Report on Form 10-K is required to be filed with the SEC for the corresponding fiscal year if our “Modified GAAP Operating Margin” for such fiscal year is equal to or greater than the 60th percentile of the comparably calculated operating margin for the four consecutive fiscal quarters ending on or before our fiscal year for our “Performance Peer Group” (the “Performance Threshold”). If our “Modified GAAP Operating Margin” for any fiscal year performance period is less than the applicable Performance Threshold, the options for such Tranche shall not vest immediately, but shall be added to the unvested options of the following year’s Tranche. If at the end of our fiscal year 2013, any performance-based stock options remain unvested as a result of the Performance Threshold not having been achieved for our fiscal year 2013, then such shares shall become eligible to vest in a final fifth annual Tranche associated with our fiscal year 2014. If any performance shares remain unvested as a result of the Performance Threshold not having been achieved for our fiscal year 2014, the remaining unvested options shall expire. The definition of “Modified GAAP Operating Margin” and the list of companies in the “Performance Peer Group” for this performance-based stock option grant is set forth on page 32 of this proxy statement in the Compensation Discussion and Analysis above. Based on the Modified GAAP Operation Margin results for the fiscal 2013 performance period, the ECC determined that the Performance Threshold was not met in fiscal 2013, and 292,500 shares will roll forward to the fiscal 2014 performance period. For more information, please see the Compensation Discussion and Analysis above.

(7)	Fully vested on December 15, 2012.
(8)	The RSU award vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2010, and 1/4th yearly thereafter.
(9)	The price per share of our common shares on the last trading day of fiscal 2013 was $9.51 as reported on the NASDAQ Global Select Market on February 1, 2013.
(10)

The option vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2010, and 1/4th yearly thereafter. The option will be fully vested on April 1, 2014.

(11)

The option vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2011, and 1/4th yearly thereafter. The option will be fully vested on April 1, 2015.

(12)

Performance-based stock options with a market-based condition were granted that have a ten-year term and vest contingent on the achievement of a stringent average stock price hurdle before April 29, 2016. If the closing price of our common shares as reported by the NASDAQ Global Select Market equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary of the date of grant (the “Trigger Event”), then 100% of the shares subject to the option will vest on the date of the Trigger Event, subject to continued service through both the date of the Trigger Event and April 1, 2013. Each of the performance-based stock options will immediately expire if the Trigger Event does not occur prior to the 5th anniversary of the date of grant.

(13)	The RSU award vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2012, and 1/4th yearly thereafter.
(14)

The option vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2012, and 1/4th yearly thereafter. The option will be fully vested on April 1, 2016.

(15)

The option vests as to 20% of the shares on the one year anniversary of the vesting commencement date, which was November 7, 2008, and 1/60th monthly thereafter The option will be fully vested on November 7, 2013.

(16)	The RSU award vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2011, and 1/4th yearly thereafter.
(17)	Fully vested on December 26, 2007. On December 27, 2006, Dr. Pantas Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with ASC 718.

Option Exercises and Stock Vested in Fiscal 2013

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($) (1)
Dr. Sehat Sutardja	—		—	25,000		393,250
	115,800	(2)	1,127,222	—		—
Brad D. Feller	—		—	3,875	(3)	60,954
Dr. Pantas Sutardja	—		—	5,000		78,650
	41,668	(4)	251,837	—		—
Clyde R. Hosein (5)	—		—	5,000		78,650
	50,000	(5)	59,500	—		—

(1)	The RSUs vested and were released on April 1, 2012 at $15.73 per share.
(2)	Dr. Sehat Sutardja exercised on option with an exercise price of $6.0025 on March 30, 2012 that was set to expire on June 6, 2012.
(3)	Mr. Feller had two separate awards vest on April 1, 2011 for 2,000 shares and 1,875 shares.
(4)	Dr. Pantas Sutardja exercised an option with an exercise price of $6.0025 June 1, 2012 that was set to expire on June 6, 2012.
(5)	Mr. Hosein exercised an option with an exercise price of $6.84 on November 2, 2012.

Employment Contracts and Change-in-Control Arrangements

Other than for Mr. Hosein, our former Chief Financial Officer and Secretary, during fiscal 2013, we did not have any employment agreements with any of our named executive officers, nor do we have any compensatory plan or arrangement that would result in any payments to any named executive officers upon such officer’s resignation, retirement or other termination or from a change-in-control. Any of our named executive officers may resign at any time and the employment of any named executive officer may be terminated at any time by our board of directors. Upon such resignation or termination, our executive officers would be entitled to receive earned but unpaid salary and bonus and accrued but unused vacation pay.

Clyde R. Hosein

On May 29, 2008, our board of directors appointed Clyde R. Hosein as our Chief Financial Officer effective as of June 23, 2008. In connection with Mr. Hosein’s employment with us, we and Mr. Hosein entered into an employment offer letter executed on May 29, 2008. Mr. Hosein was later appointed as our Corporate Secretary effective as of September 10, 2008 and our Interim Chief Operating Officer on October 20, 2008. On March 29, 2010, Mr. Hosein concluded his service as our Interim Chief Operating Officer and continued to serve as our Chief Financial Officer and Secretary. Mr. Hosein resigned as Chief Financial Officer and Secretary effective as of October 16, 2012. No severance payments were made upon his resignation pursuant to the employment agreement described below.

Mr. Hosein’s employment agreement provided for severance benefits if within 12 months of a change-in-control, his employment was terminated other than for “cause,” if Mr. Hosein’s employment was terminated for “good reason” or if Mr. Hosein’s employment was terminated within 30 days after being removed as Chief Financial Officer of the ultimate parent corporation of the surviving entity. In the event one of the foregoing occurs, then:

•	the sign-on bonus repayment obligation, if then in effect, would be forgiven;

•	Mr. Hosein would be entitled to immediate vesting of all stock options that would have vested in the one-year period following termination; and

•	Mr. Hosein would be entitled to a lump sum payment equal to 12 months of Mr. Hosein’s then current salary and target incentive payments.

Mr. Hosein’s employment agreement provided for severance benefits in the event his employment was terminated without cause or if Mr. Hosein’s employment was terminated for good reason. In the event one of the foregoing occurs, then:

•	Mr. Hosein would be entitled to receive a lump sum payment equal to 12 months of Mr. Hosein’s then current salary and target incentive payments; and

•	Mr. Hosein would be entitled to immediate vesting of any unvested portion of the 450,000 time-based options that would have vested in the one-year period following the termination date;

provided that if Mr. Hosein terminated his employment voluntarily and not for good reason he would receive no further salary or incentive payments beyond those he would ordinarily be entitled to through the date of termination, all equity award vesting would cease on the termination date and he would forfeit all rights to any portion of any equity award that was unvested on the termination date.

“Cause” was defined as any of the following: (i) Mr. Hosein’s willful and continued failure to perform the duties and responsibilities customary of his position after he has been delivered a written demand for performance from our Chief Executive Officer, which describes the basis for his belief that he has not substantially performed his duties and provides him with 90 days to take corrective action; (ii) any act of personal and intentional dishonesty taken by him in connection with his responsibilities as our employee with the intention or reasonable expectation that such action may result in his substantial personal enrichment;

(iii) Mr. Hosein’s conviction of, or plea of nolo contendere to, a felony that our board of directors reasonably believes has had or will have a material detrimental effect on our reputation or business; (iv) a breach of any fiduciary duty owed to us by him that has a material detrimental effect on our reputation or business; (v) Mr. Hosein being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not he admits or denies liability); (vi) Mr. Hosein’s (A) obstructing or impeding, (B) endeavoring to influence, obstruct or impede, or (C) failing to materially cooperate with, any investigation authorized by our board of directors or any governmental or self-regulatory entity (an “Investigation”), however, Mr. Hosein’s failure to waive attorney-client privilege relating to communications with his own attorney in connection with an Investigation will not constitute “cause”; or (vii) Mr. Hosein’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this letter or his loss of any governmental or self-regulatory license that is reasonably necessary for him to perform his responsibilities to us under the terms of his offer letter, if (A) the disqualification, bar or loss continues for more than 30 days, and (B) during that period we use our good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

“Good Reason” was defined as any of the following: (a) the assignment to Mr. Hosein of any duties inconsistent with his position, duties, responsibilities, reporting requirement, and status with us; (b) the material diminishment of his duties, responsibilities, or authority; (c) a reduction of more than 10% in the rate of pay he was receiving, even if a similar reduction applies generally to other executive officers of the company; (d) a reduction of less than 10% in the rate of pay he was receiving, unless a similar reduction applies generally to other executive officers of us; (e) a material reduction of any benefits, perquisites, pensions, life or medical insurance or disability plans, other than a reduction that is generally applicable to other executive officers of us; or (f) any relocation of his place of employment more than 50 miles from the current location.

The receipt of any severance or other benefits would have been subject to Mr. Hosein signing and not revoking a standard separation agreement and mutual release of claims.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares as of April 26, 2013, except as noted otherwise, for:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

•	each of our directors and nominees for director;

•	each of our named executive officers named in the Summary Compensation Table on page 41 of this proxy statement; and

•	all directors and current executive officers as a group.

Unless otherwise indicated, the address of each of the beneficial owners is c/o Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

	Shares Beneficially Owned (1)
Name	Number	Percent **
5% Shareholders:
Greenlight Capital, LLC (2)	50,102,443	10.1%
140 East 45th Street
New York, NY 10017
BlackRock, Inc (3).	35,017,013	7.1%
40 East 52nd Street New York, NY 10022
Weili Dai(4)	68,571,436	13.7%

Directors and Executive Officers:
Dr. Sehat Sutardja (5)	68,571,436	13.7%
Dr. Pantas Sutardja (6)	40,245,658	8.1%
Brad D. Feller (7)	87,961	*
Clyde R. Hosein (8)	33,536	*
Dr. Juergen Gromer (9)	99,946	*
Dr. John G. Kassakian (10)	89,946	*
Arturo Krueger (11)	161,946	*
Dr. Randhir Thakur	0	*
Directors and current executive officers as a group (7 persons) (12)	109,256,893	21.7%

*	Less than one percent.
**	The percentage of beneficial ownership for the following table is based on 496,672,544 shares outstanding on April 26, 2013.
(1)	Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC and are not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares with respect to which the shareholder has sole or shared voting or investment power and any shares that the shareholder has a right to acquire within 60 days after April 26, 2013 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding shares, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options or warrants into shares. Unless otherwise noted, the amounts shown are based on information furnished by the people named.
(2)

Based solely on information reported by Greenlight Capital, L.L.C (“Greenlight LLC”), Greenlight Capital, Inc. (“Greenlight Inc.”), DME Management GP, LLC (“DME Management GP”), DME Advisors, LP (“DME Advisors”), DME Capital Management, LP (“DME CM”), DME Advisors GP, LLC (“DME GP” and together with Greenlight LLC, Greenlight Inc., DME Management GP, DME Advisors and DME CM, “Greenlight”), and David Einhorn, the principal of Greenlight, on a Form 4 filed with the SEC on April 5, 2013, and reporting ownership as of the filing date. The Form 4 relates to common shares held by

Greenlight for the account of (i) Greenlight Capital, L.P. (“Greenlight Fund”) of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, (ii) Greenlight Capital Qualified, L.P. (“Greenlight Qualified”) of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, (iii) Greenlight Capital Offshore Partners (“Greenlight Offshore”) for which Greenlight Inc. acts as investment manager, (iv) a managed account for which DME Advisors acts as investment manager (the “Managed Account”), (v) Greenlight Capital (Gold), LP (“Greenlight Gold”) of which DME Management GP is the general partner and for which DME CM acts as investment manager, (vi) Greenlight Capital Offshore Master (Gold), Ltd. (“Greenlight Gold Offshore”) for which DME CM acts as investment manager, and (vii) Greenlight Masters Partners (“Greenlight Masters”), for which Mr. Einhorn may be deemed to have indirect investment and/or voting power through its general partners and/or investment manager. DME GP is the general partner of DME Advisors and of DME CM. The Schedule 13G/A reports that Mr. Einhorn may be deemed the beneficial owner of 51,802,443 common shares. This number consists of (A) an aggregate of 13,311,202 Common Shares held for the accounts of Greenlight Fund and Greenlight Qualified, (B) 19,208,659 Common Shares held for the account of Greenlight Offshore, (C) 5,977,287 Common Shares held for the account of Greenlight Gold, (D) 5,855,295 Common Shares held for the account of Greenlight Gold Offshore, (E) 7,131,000 Common Shares held for the Managed Account, and (F) 319,000 Common Shares held for the account of Greenlight Masters.
(3)	Based solely on information reported on a Schedule 13G filed with the SEC on January 30, 2013, by BlackRock, Inc., consists of 35,017,013 shares beneficially held by BlackRock, Inc., for which it possesses sole voting and dispositive power.
(4)	Consists of 665,000 shares subject to stock options held by Ms. Dai that are currently exercisable or will become exercisable within 60 days after April 26, 2013 and 3,225,800 shares subject to stock options held by Dr. Sehat Sutardja that Ms. Dai may be deemed to have beneficial ownership of and that are currently exercisable or will become exercisable within 60 days after April 26, 2013; 46,427,302 shares held jointly by Dr. Sehat Sutardja and Ms. Dai, of which Dr. Sehat Sutardja and Ms. Dai share voting and dispositive power; and 18,253,334 shares held by The Sutardja Family Partners, a California family limited partnership, of which Dr. Sehat Sutardja and Ms. Dai are the general partners and share voting and dispositive power. Dr. Sehat Sutardja and Ms. Dai are husband and wife.
(5)	Consists of 3,225,800 shares subject to stock options held by Dr. Sehat Sutardja that are currently exercisable or will become exercisable within 60 days after April 26, 2013 and 665,000 shares subject to stock options held by Ms. Dai that Dr. Sehat may be deemed to have beneficial ownership of and that are currently exercisable or will become exercisable within 60 days after April 26, 2013; 46,427,302 shares held jointly by Dr. Sehat Sutardja and Ms. Dai, of which Dr. Sehat Sutardja and Ms. Dai share voting and dispositive power; and 18,253,334 shares held by The Sutardja Family Partners, a California family limited partnership, of which Dr. Sehat Sutardja and Ms. Dai are the general partners and share voting and dispositive power. Dr. Sehat Sutardja and Ms. Dai are husband and wife.
(6)	Consists of 3,250,832 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 26, 2013 and 36,994,826 shares held by the Sutardja Chuk Revocable Family Trust, of which Dr. Pantas Sutardja has shared voting and dispositive power. 2,011,135 of such shares are held in an account that could be deemed a margin account.
(7)	Consists of 78,208 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 26, 2013.
(8)	Mr. Hosein served as our Chief Financial Officer and Secretary until October 16, 2013. The beneficial ownership table reflects the number of shares owned by Mr. Hosein as of the date of his departure.
(9)	Consists of 95,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 26, 2013.
(10)	Consists of 83,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 26, 2013.
(11)	Consists of 157,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 26, 2013.
(12)	Consists of 6,889,840 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 26, 2013.

RELATED PARTY TRANSACTIONS

The nominating and governance committee is responsible for review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% shareholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which Marvell or a subsidiary is a participant, the amount involved exceeds $120,000 in any calendar year and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions requiring approval by the nominating and governance committee:

•

Employment of executive officers. Any employment by us of an executive officer of Marvell if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a “named executive officer,” and the ECC approved (or recommended that our board of directors approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

•

Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues.

•

Transactions where all shareholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

•	Transactions involving competitive bids. Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

•

Regulated transactions. Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•

Certain banking-related services. Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•	Other Transactions. Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

Marvell International Ltd., a direct subsidiary (“MIL”) is party to a technology license agreement with VeriSilicon Holdings Co., Ltd. (“VeriSilicon”). MIL assumed this technology license agreement between VeriSilicon and UTStarcom, Inc. after our acquisition of the semiconductor business of UTStarcom in December 2005. MIL has subsequently entered into various addenda to this agreement for additional technology beyond the scope of the original agreement. During fiscal 2013, MIL entered into two new addenda with VeriSilicon related to the technology license agreement. In addition, in September 2010, MIL entered into a services agreement with VeriSilicon, pursuant to which VeriSilicon has agreed to provide design support services to MIL. Under the services agreement, VeriSilicon helped on three projects for MIL during fiscal 2013. In connection with all of its transactions with VeriSilicon, MIL paid $2.8 million and $1.2 million to VeriSilicon during fiscal 2013 and fiscal 2012, respectively. As of April 26, 2013, we had approximately $271,000 of liability to VeriSilicon. Weili Dai’s brother (and Dr. Sehat Sutardja’s brother-in-law) is the Chairman, President and Chief Executive Officer of VeriSilicon. Ms. Dai is also a shareholder of VeriSilicon. Ms. Dai is a greater than ten percent shareholder of Marvell and Dr. Sehat Sutardja is our President and Chief Executive Officer. Dr. Sehat Sutardja and Ms. Dai are husband and wife.

In December 2009, MIL entered into a technology license agreement with Vivante Corporation (“Vivante”) that provides for the license of graphics technology and associated services. This agreement restates, expands and succeeds previous agreements between the parties for the same technology. In December 2012, the parties renewed this technology license agreement for another three years. The total amount of the license fee was approximately $13.0 million (to be paid over three years) and ten percent for support fees (to be paid over three years). In February 2012, the parties entered into a services agreement, pursuant to which Vivante agreed to provide support services to MIL. In connection with all of its transactions with Vivante, MIL paid $8.6 million and $5.8 million to Vivante during fiscal 2013 and fiscal 2012, respectively. As of April 26, 2013, the Company had approximately $8.4 million of liability to Vivante (which includes amounts payable on renewal of the technology license agreement). Dr. Sehat Sutardja and Ms. Dai, through their ownership and control of Estopia LLC, are indirect shareholders of Vivante. In addition, Dr. Sehat Sutardja is also a direct shareholder and Chairman of the board of directors of Vivante. Ms. Dai’s brother (and Dr. Sehat Sutardja’s brother-in-law) is the Chief Executive Officer of Vivante.

In December 2012, MIL purchased a three-year license for certain design tools from Nannor Technologies, Inc. The total amount of the license fee was for $225,000. Weili Dai’s brother (and Dr. Sehat Sutardja’s brother-in-law) is the Chairman and President of Nannor Technologies.

In March 2013 and in connection with our annual compensation review, the audit committee determined that no bonus payout would be made to Ms. Dai for fiscal 2013, her annual base salary would remain at $510,000 and her bonus participation rate for fiscal 2014 would remain at 80% of her base pay. In addition, in April 2013 the audit committee recommended and ECC approved the grants to Ms. Dai of (A) an option to purchase 450,000 common shares at fair market value on the date of grant with service-based vesting 1/3 annually beginning on the second anniversary of the vesting commencement date, which was April 1, 2013, (B) 60,000 RSUs with service-based vesting that vest in full on April 1, 2014, and (C) 100,000 performance-based RSUs based on certain performance metrics for fiscal 2014. In contrast, in connection with our compensation review for the prior year, in April 2012, the audit committee approved (i) a bonus for Ms. Dai with an aggregate value of $400,000, for services performed during the fiscal 2012, (ii) an increase in the annual base salary of Ms. Dai to $510,000 (from 500,000), and (iii) a bonus participation target for Ms. Dai equal to 80% of her base pay, and the audit committee recommended and ECC approved the grants to Ms. Dai of (A) an option to purchase 800,000 common shares at fair market value on the date of grant with service-based vesting annually over four years and (B) 80,000 RSUs with service-based vesting annually over four years.

Indemnification Arrangements

We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bye-Laws or applicable law. In addition, we have agreed to indemnify Dr. Sehat Sutardja for reasonable fees and expenses that he may incur in challenging potential state and federal tax liabilities under Section 409A arising from his exercise of an option for our common shares.

We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended February 2, 2013. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

Established on March 21, 2000, the audit committee is currently comprised of four independent directors: Dr. Gromer, its Chairman, Dr. Kassakian, Mr. Krueger and Dr. Thakur. Dr. Gromer was appointed to the audit committee and as chairman in December 2007, Dr. Kassakian was appointed to the audit committee in May 2012, Mr. Krueger was appointed to the audit committee in August 2005 and Dr. Thakur was appointed to the audit committee in March 2013. Dr. Hsu’s term of service on the audit committee concluded as of June 28, 2012. The purpose of the audit committee is to assist our board of directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of our independent registered public accounting firm.

The audit committee reviews the results and scope of audit and other services provided by the independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used in our financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of those financial statements. As more fully explained in the audit committee’s charter, the audit committee’s responsibility is to provide oversight of and to review those processes. The audit committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements.

The audit committee has reviewed and discussed the audited financial statements with our management. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The audit committee was kept apprised of the progress of management’s assessment of our internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management at meetings throughout the year. At the conclusion of the process, management provided the audit committee with a report on the effectiveness of our internal control over financial reporting. The audit committee reviewed this report of management and Item 9A, “Control and Procedures,” contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the SEC, as well as PricewaterhouseCoopers’ report of independent registered public accounting firm (included in our Annual Report on Form 10-K) relating to its audit of the consolidated financial statements. The audit committee has reviewed with management and PricewaterhouseCoopers (a) matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the additional analyses undertaken and procedures performed by us to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

In addition, the audit committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), “Communication with Audit Committees,” as adopted by the

Public Company Accounting Oversight Board. The audit committee has received from the independent registered public accounting firm, PricewaterhouseCoopers, the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the audit committee has discussed with PricewaterhouseCoopers the independence of the independent registered public accounting firm.

After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to our board of directors that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013. The audit committee re-appointed PricewaterhouseCoopers as our independent registered public accounting firm for the year ending February 1, 2014, subject to our shareholders approving such appointment at the 2013 annual general meeting of shareholders.

The Audit Committee

Dr. Juergen Gromer, Chairman

Dr. John G. Kassakian

Arturo Krueger

Dr. Randhir Thakur

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our shareholders to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement beginning on page 22. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole.

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our shareholders. To achieve this objective, the executive compensation program is intended to achieve five primary objectives:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and individual performance.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation.

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value.

•	Equity Stake: Share the enterprise value created by our named executive officers and employees through distribution of equity to key employees.

The ECC believes that both the elements and level of fiscal 2013 compensation for executive officers is consistent with the five primary objectives contained in our compensation philosophy as well as the overall goal of emphasizing sustained share price growth. In particular, the ECC believes that the structure and level of our fiscal 2013 compensation is linked to our business performance. Before casting your vote on this proposal, please carefully review the Compensation Discussion and Analysis to understand how our named executive officer compensation is designed.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual general meeting:

“RESOLVED, that, on an advisory and non-binding basis, the compensation of Marvell’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures be and is hereby approved.”

The say-on-pay vote is advisory, and therefore not binding on us, the ECC or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our ECC value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders concerns and the ECC will evaluate whether any actions are necessary to address those concerns.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR the approval of Proposal No. 2.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote is the affirmative vote of a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

PROPOSAL NO. 3:

RE-APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION

In accordance with Section 89 of the Companies Act, our shareholders have the authority to appoint our auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm. At the annual general meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorize the audit committee to fix the remuneration of the auditors and independent registered public accounting firm for the fiscal year ending February 1, 2014.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR Proposal No. 3.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the re-appointment of PricewaterhouseCoopers and the authorization of the audit committee to fix its remuneration. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. In the event that the shareholders do not re-appoint PricewaterhouseCoopers at the annual general meeting, the existing auditors and independent registered public accounting firm shall hold office until a successor is appointed in accordance with Bermuda law and the Bye-Laws.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers have been our auditors and independent registered public accounting firm for the financial statements for each year since the year ended January 31, 1998. Representatives of PricewaterhouseCoopers are expected to be present at the annual general meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

Fees Paid to PricewaterhouseCoopers LLP

In addition to retaining PricewaterhouseCoopers to audit the consolidated financial statements for fiscal 2013, we have retained PricewaterhouseCoopers to provide certain other professional services in fiscal 2013. The aggregate fees billed for all services by PricewaterhouseCoopers in fiscal 2013 and fiscal 2012 were as follows:

Audit Fees

The aggregate audit fees for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $2,856,696 and $2,689,188 for fiscal 2013 and 2012, respectively.

Audit-Related Fees

The aggregate audit-related fees for each of the last two fiscal years for assurance and related services rendered by PricewaterhouseCoopers that were reasonably related to the performance of the audit or review of our financial statements was $2,021 and $52,500 for fiscal 2013 and 2012, respectively. The nature of the audit-related services included certain due diligence related to acquisitions.

Tax Fees

The aggregate tax fees for each of the last two fiscal years for professional services rendered by PricewaterhouseCoopers that were related to tax advice, tax compliance and foreign tax matters was $34,328 and $0 for fiscal 2013 and 2012, respectively.

All Other Fees

The aggregate all other fees for each of the last two fiscal years for services and products rendered by PricewaterhouseCoopers other than those reported in the categories above was $1,800 for both fiscal 2013 and 2012, respectively. The nature of the other services included subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures

The engagement of PricewaterhouseCoopers for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that PricewaterhouseCoopers provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the company engages PricewaterhouseCoopers after May 6, 2003 require pre-approval by the audit committee. All audit and permitted non-audit service fees were approved by the audit committee.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2014 ANNUAL GENERAL MEETING

Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2014 annual general meeting of shareholders, we must have received the written proposal by such shareholder at the mailing address of our business offices set forth below, no later than January 16, 2014. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bye-Laws to make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bye-Laws. In accordance with Sections 12(3)(b), 12(3)(c), 12(4) and 34 of the Bye-Laws, shareholder nominations and proposals may be voted on at an annual general meeting of shareholders only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a shareholder’s written notice must be received by us not less than 60 nor more than 180 days prior to the date set for the annual general meeting of shareholders (or if no such date is set, the date that is not less than 60 nor more than 180 days prior to the anniversary of the previous year’s annual general meeting of shareholders). To comply with the Bye-Laws, a shareholder must provide appropriate notice to us no earlier than December 27, 2013 and no later than April 28, 2014. The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by our board of directors and the Bye-Laws as then in effect. Our board of directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bye-Laws and whether any such proposal will be acted upon at the annual general meeting of shareholders.

All shareholder proposals or nominations pursuant to this section may be sent to our Assistant Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

In addition, Section 79 of the Companies Act provides that (i) any number of shareholders representing not less than 5% of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by notice deposited at our registered office not less than one week prior to the annual general meeting of shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers and directors and persons who beneficially own more than 10% of our shares are required to file with the SEC and furnish to us reports of ownership and change in ownership with respect to all our equity securities.

Based solely on our review of the copies of such reports received by us during or with respect to the fiscal year ended February 2, 2013, and representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals.

OTHER MATTERS

At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the annual general meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

ANNUAL REPORT ON FORM 10-K

YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 2, 2013, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA 95054, ATTN: CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Dr. Sehat Sutardja

Dr. Sehat Sutardja

DR. SEHAT SUTARDJA

Chairman of the Board of Directors, President and

Chief Executive Officer

Santa Clara, California

May 14, 2013

Annex A

Marvell Technology Group Ltd.

Unaudited Reconciliations from GAAP to Non-GAAP

(In thousands, except percentages)

FY 2013
Net Revenue	$3,168,630
GAAP Operating Income	$294,657
Stock-based compensation	127,280
Acquisition-related costs (1)	4,851
Amortization and writeoff of acquired intangible assets	52,700

Modified Non-GAAP Operating Income	479,488
Percentage of revenue	15.1%
Restructuring	1,257
Legal/Tax related matters (2)	5,258

Non-GAAP Operating Income	$486,003

Percentage of revenue	15.3%
GAAP Weighted average shares — diluted	563,123
Non-GAAP adjustment	15,442

Non-GAAP Weighted average shares — diluted	578,565

GAAP net cash provided by operating activities	$729,037
Less:
Purchases of technology licenses	35,002
Purchases of property and equipment	68,186

Free cash flow (3)	625,849

Percentage of revenue	19.8%

(1)	Acquisition-related costs include the step-up in fair value of acquired inventory that was sold during the period, and the amortization of retention bonuses required by the terms of the acquisition. Restructuring costs related to recently completed acquisitions are included within “Restructuring” in the table above.
(2)	Legal/tax related matters during the twelve months ended February 2, 2013 include an expense of $5.7 million related to an ongoing litigation matter. The amount recorded does not relate to our litigation with Carnegie Mellon University (CMU).
(3)	Free cash flow is defined as cash flow from operations, less capital expenditures and purchases of intellectual property licenses.

A-1

The Annual General Meeting of Shareholders of

Marvell Technology Group Ltd.

will be held at the

Network Meeting Center at Techmart,

5201 Great America Parkway,

Santa Clara, California 95054

on

Wednesday, June 26, 2013

at 4:00 p.m. Pacific time

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

MARVELL TECHNOLOGY GROUP LTD.

CANON’S COURT

22 VICTORIA STREET

HAMILTON HM 12

BERMUDA

M59668-P37666

MARVELL TECHNOLOGY GROUP LTD.

AT THE ANNUAL GENERAL MEETING, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

For purposes of Proposal 1 only, an “Abstain” will have the same effect as a vote “Against.”

Annual General Meeting

Election of Directors

Abstain

Against

For

For

Against

Abstain

1. Nominees:

1a. Dr. Sehat Sutardja

2. Advisory vote to approve named executive officer compensation.

3. To re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending February 1, 2014.

1b. Dr. Juergen Gromer

1c. Dr. John G. Kassakian

1d. Arturo Krueger

Vote on Other Matters

1e. Dr. Randhir Thakur

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted “FOR” the election of all of the Director nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3 at the Annual General Meeting.

To change the address on your account, please check the box at the right and indicate your new address in the space provided on the back where indicated. Please note that changes to the registered names on the account may not be submitted via this method.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend the Annual General Meeting.

No

Yes

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OFMARVELL TECHNOLOGY GROUP LTD.JUNE 26, 2013

Please date, sign and mail this proxy card in the postage-paid return-addressed envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.marvellproxy.com.

? Please detach along perforated line and mail in the envelope provided. ?

M59669-P37666

MARVELL TECHNOLOGY GROUP LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 26, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sehat Sutardja, Ph.D. and Brad D. Feller, and each of them, with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the common shares of Marvell Technology Group Ltd. held of record by the undersigned on Monday, April 29, 2013 at the Annual General Meeting of Shareholders to be held at4:00 p.m. (Pacific time) at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054on Wednesday, June 26, 2013, or any adjournment or postponement thereof.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side